The change to a holding company structure described in this document involves securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in connection with the transformation to a holding company structure, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

Internet disclosure Matters in conjunction with the Notice of Convocation of 141st Ordinary General Meeting of Shareholders

◆ Business Report

1.       Matters concerning stock acquisition rights, etc. in the Bank

2.       Matters concerning accounting auditors

3.	Basic policy on persons controlling decisions on financial and operational policies

4.	Systems necessary to ensure the properness of operations of a stock company

5.       Matters concerning specified wholly-owned subsidiaries

6.       Matters concerning dealings with the parent company, etc.

7.       Matters concerning accounting advisors

◆ Financial Statements, etc.

1.	“Non-Consolidated Statement of Changes in Net Assets” and “Notes to the Financial Statements” in the Financial Statements

2.	“Consolidated Statement of Changes in Net Assets” and “Notes to the Consolidated Financial Statements” in the Consolidated Financial Statements

[	From April 1, 2021 to March 31, 2022	]

The Chugoku Bank, Limited

◆Business Report

1. Matters concerning stock acquisition rights, etc. in the Bank

(1) Stock acquisition rights, etc. in the Bank held by corporate officers of the Bank on the final day of the business year

	Outline of stock acquisition rights, etc.	Number of people holding stock acquisition rights, etc.
Directors (excluding Audit and Supervisory Committee members and outside directors)	(1) Name 2009 Stock Acquisition Rights (2) Number of stock acquisition rights 38 rights (3) Class and number of underlying shares 3,800 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 1, 2009 to July 31, 2039 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	1	person(s)
	(1) Name 2010 Stock Acquisition Rights (2) Number of stock acquisition rights 47 rights (3) Class and number of underlying shares 4,700 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 3, 2010 to August 2, 2040 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	1	person(s)
	(1) Name 2011 Stock Acquisition Rights (2) Number of stock acquisition rights 76 rights (3) Class and number of underlying shares 7,600 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 2, 2011 to August 1, 2041 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	1	person(s)

―1―

	Outline of stock acquisition rights, etc.	Number of people holding stock acquisition rights, etc.
Directors (excluding Audit and Supervisory Committee members and outside directors)	(1) Name 2012 Stock Acquisition Rights (2) Number of stock acquisition rights 74 rights (3) Class and number of underlying shares 7,400 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 4, 2012 to August 3, 2042 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	1	person(s)
	(1) Name 2013 Stock Acquisition Rights (2) Number of stock acquisition rights 103 rights (3) Class and number of underlying shares 10,300 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 3, 2013 to August 2, 2043 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	3	person(s)
	(1) Name 2014 Stock Acquisition Rights (2) Number of stock acquisition rights 106 rights (3) Class and number of underlying shares 10,600 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 5, 2014 to August 4, 2044 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	3	person(s)

―2―

	Outline of stock acquisition rights, etc.	Number of people holding stock acquisition rights, etc.
Directors (excluding Audit and Supervisory Committee members and outside directors)	(1) Name 2015 Stock Acquisition Rights (2) Number of stock acquisition rights 82 rights (3) Class and number of underlying shares 8,200 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From July 31, 2015 to July 30, 2045 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	3	person(s)
	(1) Name 2016 Stock Acquisition Rights (2) Number of stock acquisition rights 135 rights (3) Class and number of underlying shares 13,500 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 3, 2016 to August 2, 2046 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	3	person(s)
	(1) Name 2017 Stock Acquisition Rights (2) Number of stock acquisition rights 174 rights (3) Class and number of underlying shares 17,400 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 3, 2017 to August 2, 2047 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	5	person(s)

―3―

	Outline of stock acquisition rights, etc.	Number of people holding stock acquisition rights, etc.
Directors (excluding Audit and Supervisory Committee members and outside directors)	(1) Name 2018 Stock Acquisition Rights (2) Number of stock acquisition rights 218 rights (3) Class and number of underlying shares 21,800 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 4, 2018 to August 3, 2048 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	5	person(s)
	(1) Name 2019 Stock Acquisition Rights (2) Number of stock acquisition rights 453 rights (3) Class and number of underlying shares 45,300 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 3, 2019 to August 2, 2049 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	8	person(s)
	(1) Name 2020 Stock Acquisition Rights (2) Number of stock acquisition rights 480 rights (3) Class and number of underlying shares 48,000 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From July 31, 2020 to July 30, 2050 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	8	person(s)

―4―

	Outline of stock acquisition rights, etc.	Number of people holding stock acquisition rights, etc.
Directors (excluding Audit and Supervisory Committee members and outside directors)	(1) Name 2021 Stock Acquisition Rights (2) Number of stock acquisition rights 540 rights (3) Class and number of underlying shares 54,000 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From July 30, 2021 to July 29, 2051 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	8	person(s)

―5―

	Outline of stock acquisition rights, etc.	Number of people holding stock acquisition rights, etc.
Director (Audit and Supervisory Committee member)	(1) Name 2011 Stock Acquisition Rights (2) Number of stock acquisition rights 46 rights (3) Class and number of underlying shares 4,600 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 2, 2011 to August 1, 2041 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	1	person(s)
	(1) Name 2012 Stock Acquisition Rights (2) Number of stock acquisition rights 45 rights (3) Class and number of underlying shares 4,500 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 4, 2012 to August 3, 2042 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	1	person(s)
	(1) Name 2013 Stock Acquisition Rights (2) Number of stock acquisition rights 28 rights (3) Class and number of underlying shares 2,800 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 3, 2013 to August 2, 2043 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	1	person(s)

―6―

	Outline of stock acquisition rights, etc.	Number of people holding stock acquisition rights, etc.
Director (Audit and Supervisory Committee member)	(1) Name 2014 Stock Acquisition Rights (2) Number of stock acquisition rights 29 rights (3) Class and number of underlying shares 2,900 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 5, 2014 to August 4, 2044 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	1	person(s)
	(1) Name 2015 Stock Acquisition Rights (2) Number of stock acquisition rights 21 rights (3) Class and number of underlying shares 2,100 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From July 31, 2015 to July 30, 2045 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	1	person(s)
	(1) Name 2016 Stock Acquisition Rights (2) Number of stock acquisition rights 35 rights (3) Class and number of underlying shares 3,500 shares of common stock (4) Strike price (per share) 1 yen (5) Strike period From August 3, 2016 to August 2, 2046 (6) Conditions on exercise of rights Stock acquisition rights holders can exercise stock acquisition rights only during the period of 10 days beginning the day following the day on which they lose their position as director of the Bank.	1	person(s)

Note:	Stock acquisition rights held by directors (Audit and Supervisory Committee members) were granted prior to appointment as director (Audit and Supervisory Committee member).

(2) Stock acquisition rights, etc. in the Bank delivered to employees, etc. during the business year

Not applicable.

―7―

2.       Matters concerning accounting auditors

(1)       Status of accounting auditors

Personal or trade name	Compensation, etc. for the business year	Other
KPMG AZSA & Co.	67 million yen	-
Kenichiro Kuroki, Designated Limited Liability Partner
Masashi Kanda, Designated Limited Liability Partner
Koji Saito, Designated Limited Liability Partner

Note:
1	The total monetary and other financial interest to be paid by the Bank and the Bank’s sub-entities, etc. to the auditing firm is 82 million yen.
2.	The above amount represents an aggregate amount of auditing remuneration for audits pursuant to the Companies Act and audits pursuant to the Financial Instruments and Exchange Act because the auditing contract between the Bank and accounting auditor does not distinguish between the two forms of audit, nor is it practically possible to make such distinction.
3.	The Audit and Supervisory Committee, based on “Practical Guidelines on Coordination with Accounting Auditors” published by the Japan Audit and Supervisory Board Members Association, analyzed and evaluated auditing performance during the previous business year, and confirmed and investigated auditing hours under the auditing plan, performance of duties by accounting auditors, and rationality of estimated compensation, etc., determining them to be reasonable and appropriate, and is consenting pursuant to Article 399(1) of the Companies Act to the amount of compensation, etc. paid to the accounting auditor.

(2) Liability limitation contracts

Not applicable.

(3) Other matters concerning accounting auditors

The Audit and Supervisory Committee will dismiss the accounting auditor with the consent of all Audit and Supervisory Committee members in the event that the accounting auditor is determined to meet any of the criteria set forth in subparagraphs to Article 340(1) of the Companies Act and dismissal is determined to be appropriate.

In the event that the Audit and Supervisory Committee deems it to be difficult for the accounting auditor to appropriately perform its duties and determines a change of accounting auditor to be warranted to improve the appropriateness of auditing, and in the event that the Audit and Supervisory Committee determines it to be necessary to change the accounting auditor for other reasons, the Audit and Supervisory Committee will determine the content of a proposal to be put to the General Meeting of Shareholders on the dismissal or non-reappointment of the accounting auditor.

3. Basic policy on persons controlling decisions on financial and operational policies

Not applicable.

4. Systems necessary to ensure the properness of operations of a stock company

The Bank establishes basic guidelines for the enhancement of systems necessary to ensure the properness of operations of a stock company (“internal control systems”) by resolution of the Board of Directors. Below is a summary of the content and operational status of basic guidelines as at the final day of the business year. The systems are effectively structured and operating, and the company has a policy of continuing to strengthen its management stance and improve effectiveness going forward.

[Summary Status of Systems Necessary to Ensure the Properness of Operations of a Stock Company]

[1]	Systems to ensure that the execution of duties by directors is in compliance with laws and regulations and the Articles of Incorporation
(1)	Directors execute duties in accordance with the “Corporate Code of Conduct” that sets forth the Bank’s corporate ethics and the “Code of Conduct” that must be referred to in the execution of operations, and they comply with the “Directors Regulations” that set forth the basic matters regarding directors.

The Board of Directors meets, in principle, once per month and at other times as necessary to facilitate communication among directors and mutually supervise the execution of operations. The Board is administered under the “Board of Directors Regulations” to ensure appropriate performance and prevent violations of laws and regulations or the Articles of Incorporation.

Also, the Bank is a company with an audit and supervisory committee system, and Audit and Supervisory Committee members audit the execution of duties by directors in accordance with the guidelines and responsibilities determined by the Audit and Supervisory Committee, and expresses opinions and take appropriate measures, including the injunction of activities by directors.

―8―

(2)	The Board of Directors has established the following systems to firmly cut off and eliminate all relationships with anti-social forces.
(a)	Respond as an organization to elicit demands by anti-social forces, and ensure the safety of responding directors and employees.
(b)	Build close, cooperative relationships on an ongoing basis with police, the National Center for Removal of Criminal Organizations, legal counsel, and other external professional organizations.
(c)	Have absolutely no relationships with anti-social forces, including transactional relationships. Reject all illicit demands by anti-social forces, and absolutely not provide funds.
(d)	Take legal action, both civil and criminal, against illicit demands by anti-social forces.
(e)	Have absolutely no hidden transactions or provision of funds to conceal facts even in the event of illicit demands by anti-social forces as the result of scandals, etc. related to business activities.

[2]	Systems to retain and manage information on the execution of duties by directors

Under the “Board of Directors Regulations”, the Bank retains relevant documents and the minutes of meetings of the Board of Directors for a period of 10 years and maintains them in a state in which they can be examined as necessary as information on the execution of duties by directors. Other important documents are managed appropriately for the medium of preservation in line with the “Information Asset Management Standards” and internal rules and regulations.

The above media are maintained in a state that enables examination as necessary.

[3]	Regulations and other systems for the management of the risk of loss
(1)	The Bank monitors the risks from (a) through (e) below as major risks in the execution of operations of the Bank and manages individual risks and builds and enhances systems for integrated risk management.

Detailed definitions of individual risks are set forth in the “Basic Risk Management Rules”.

(a)	Credit risk
(b)	Market risk
(c)	Liquidity risk
(d)	Operational risk
(e)	Other risks that have a material impact on operations and management
(2)	The Bank establishes and enhances systems to manage capital adequacy and assess net worth so as to provide sufficient capital adequacy to meet risks and ensure the soundness and appropriateness of operations.
(3)	The management of risks follows the basic policies for the management of risk set forth in the “Basic Risk Management Rules” and other rules and regulations on risk management. The Bank appropriately manages this risk by establishing the Risk Management Department as an integrated risk management unit, designating units with primary responsibility for individual categories of risk, and establishing a Risk Management Committee and other committees.
(4)	The bank formulates a risk management plan at the time it formulates operations plans, medium-term business plans, and other strategic goals. The status of management of each individual risk is reported periodically to the Board of Directors.
(5)	To respond to unforeseen events, the Bank establishes Emergency Response Headquarters and other organizations, and works appropriately to prevent the spread of losses in line with the “Systems necessary to ensure the properness of operations of a stock company”.

[4]	Systems to ensure the efficient execution of duties by directors
(1)	Matters that impact the Bank’s operations, deemed to be significant matters requiring the resolution of the Board of Directors, shall be discussed and deliberated on in advance in the presence of the Audit & Supervisory Committee Members by the Board of Managing Directors, which is comprised of the chairman, vice chairman, president, vice president, senior managing director and managing directors.
(2)	Business execution pursuant to a resolution of the Board of Directors shall be in accordance with the decision-making authority and procedures stipulated in the Rules Defining the Extent of Job Authority and various other rules.

―9―

[5]	Systems to ensure that the execution of duties by employees is in compliance with laws and regulations and the Articles of Incorporation
(1)	To provide for a compliance structure, the Bank sets forth a “Corporate Code of Conduct”, “Code of Conduct”, “Legal Compliance Regulations”, and “Compliance Manual”.

The content of the Rules of Employment, other rules and regulations, and administrative handling rules, etc. comply with laws and regulations and the Articles of Incorporation.

(2)	To foster a compliance-oriented corporate culture, the Bank establishes a Compliance Committee chaired by a representative director to monitor the development of systems and the status of legal compliance. The Compliance and Risk Management Department serves as the unit managing compliance and studies and investigates measures related to compliance.
(3)	Every year, the Bank formulates and reviews its compliance program, which contains its basic guidelines and implementation plan for compliance, performs periodic compliance checks, provides compliance training, and takes other systematic measures to enhance compliance structures.
(4)	The Bank has an Audit an Inspection Department that is independent of business execution units and serves as the internal auditing department, performing audits of the compliance of employee duties to laws and regulations, the Articles of Incorporation, and other obligations.
(5)	In the event that legal violations or other compliance-related facts are discovered, the Bank has a “Management Help Line” that serves as an internal whistleblowing system as mandated in the Rules of Employment, and through this and other structures endeavors to respond appropriately.

[6]	The following systems, and other systems necessary to ensure the properness of operations of a stock company for the corporate group comprising the Bank and its subsidiaries
・	Matters concerning reports to the Bank on matters related to the execution of duties by subsidiary directors and other persons in similar positions (“Directors, etc.” hereinafter)
・	Subsidiary regulations and other systems for the management of the risk of loss
・	Systems to ensure the efficient execution of duties by subsidiary Directors, etc.
・	Systems to ensure that the execution of duties by subsidiary Directors, etc. and employees complies with laws and regulations and the Articles of Incorporation
(1)	The Bank formulates the “Chugoku Bank Group Operational Rules” to ensure the appropriateness of operations and provide for effective business management at Chugoku Bank Group companies. Individual Chugoku Bank Group companies ensure the appropriateness of operations by formulating various rules and regulations in line with the rules and regulations of the Bank and building systems suited to the nature of their businesses and structures of their organizations.
(2)	The Bank formulates standards for consultation and reporting from Chugoku Bank Group companies, and manages group companies based on structures for decision-making and reporting to the Bank in line with these standards. Material decision-making and reporting items are reported to the Bank’s Audit and Supervisory Committee.

The Bank executes auditing contracts with individual group companies and performs internal auditing.

(3)	Chugoku Bank Group companies formulate their own “Basic Risk Management Rules”, monitor and manage individual risks, build systems and structures for integrated risk management, and consult and report on designated matters identified in the “Chugoku Bank Group Operational Rules”. In the event of unforeseen circumstances, they respond appropriately to prevent the spread of damage in accordance with the “Crisis Management Manual”.
(4)	Chugoku Bank Group companies formulate their own “Official Authority Regulations” and other rules and regulations regarding the execution of operations based on decisions of their boards of directors, and duties are executed under established decision-making authorities and procedures.
(5)	Chugoku Bank Group companies formulate their own “Corporate Code of Conduct”, “Code of Conduct”, and “Compliance Manual” to provide for compliance structures. Their Rules of Employment and other rules and regulations comply with laws and regulations and the Articles of Incorporation.
(6)	In the event of internal misconduct at group companies, the group has formulated rules concerning and maintains appropriate operations of the “Management Help Line” as the Chugoku Bank Group’s mechanism for reporting wrongdoing directly to top group management.
(7)	Group companies report to the Bank’s Audit and Supervisory Committee in the event that the business management or management guidelines from the Bank violate laws and regulations or are deemed to present other compliance-related problems.
(8)	The Chugoku Bank Group builds and enhances internal management systems to ensure compliance with accounting-related laws and regulations, and standards, and the appropriateness of its financial reporting.

[7]	Matters concerning employees who assist with the duties of the Audit and Supervisory Committee, matters concerning the independence of those employees from other directors (excluding directors who are Audit and Supervisory Committee members), and matters concerning ensuring the effectiveness of instructions from the Audit and Supervisory Committee to those employees
(1)	The Bank assigns employees to the Audit and Supervisory Committee Office to assist the with duties of the Audit and Supervisory Committee.
(2)	Employees who assist with the duties of the Audit and Supervisory Committee are not concurrently assigned to other operations related to the execution of operations by directors, and are restricted to studies, planning, management and instructions related to audits and the like by the Audit and Supervisory Committee.

Human resources reviews and personnel reassignments of employees who assist with the duties of the Audit and Supervisory Committee are determined with the consent of the Audit and Supervisory Committee in prior consultation to ensure independence from directors (excluding directors who are Audit and Supervisory Committee members).

―10―

[8]	The following and other systems for reporting to the Audit and Supervisory Committee
・	Systems for reporting by directors and employees to the Audit and Supervisory Committee
・	Systems for reporting to the Bank’s Audit and Supervisory Committee by subsidiary directors, auditors, and others receiving reports from subsidiary directors and auditors
・	Systems to ensure no disadvantageous treatment to persons making reports as a result of reporting
(1)	Under the “Standards for Reporting to the Audit and Supervisory Committee”, directors and employees report in a timely manner to the Audit and Supervisory Committee any material matters impacting the management of the Bank and any other necessary matters.

Notwithstanding the provisions above, the Audit and Supervisory Committee may demand reports from directors and employees as necessary.

(2)	Under the “Chugoku Bank Group Operational Rules” and “Administrative Standards for Affiliate Consultations and Reporting”, subsidiary directors and auditors and persons receiving reports from subsidiary directors and auditors report to the Audit and Supervisory Committee in a timely manner concerning material matters impacting the management of the Bank and other necessary matters.
(3)	Neither the Bank nor subsidiaries dismiss or otherwise disadvantageously treat officers and employees making reports because they have made reports.

[9]	Matters concerning policies concerning prepayment and refund procedures for expenses incurred in the execution of the duties of the Audit and Supervisory Committee member, and the appropriate treatment of expenses and obligations resulting from the execution of those duties

Under the Bank’s “Standards for Audits, etc. by the Audit and Supervisory Committee”, the Audit and Supervisory Committee posts a budget in advance for expenses deemed necessary for the execution of its duties. However, the Audit and Supervisory Committee may claim a refund after the fact from the Bank for expenses incurred on an emergency or ad hoc basis.

[10]	Other systems to ensure the effective performance of audits by the Audit and Supervisory Committee

Under the “Audit and Supervisory Committee Regulations” and “Standards for Audits, etc. by the Audit and Supervisory Committee”, the Bank endeavors to ensure the effectiveness of audits performed by the Audit and Supervisory Committee by seeking the attendance of Audit and Supervisory Committee members at meetings where decisions are made that have material impacts on management, circulating important documents to the Audit and Supervisory Committee, and coordinating with internal auditing departments, accounting auditors and auditing firms, etc.

Representative directors hold periodic exchanges of opinions with the Audit and Supervisory Committee to deepen mutual awareness of challenges to be addressed by the Bank and enhance the environment in ways that facilitate audits by the Audit and Supervisory Committee, etc.

[Overview of the Status of Systems Necessary to Ensure the Properness of Operations of a Stock Company]

The Bank periodically reports to the Board of Directors on the status of systems necessary to ensure the properness of operations of a stock company and conducts reviews as necessary.

Below is an overview of the status of major systems to ensure the appropriateness of operations during the business year under review.

[1]	Systems to ensure that the execution of duties by directors is in compliance with laws and regulations and the Articles of Incorporation
・	Under the “Board of Directors Regulations”, the Board of Directors meets, in principle, once per month to make decisions on matters stipulated in laws and regulations and the Articles of Incorporation, and on other material matters related to management, and to supervise the duties of directors. During the period under review, the Board of Directors met 11 times.
・	The Bank endeavors to enhance the effectiveness of functions to supervise and audit directors by appointing six outside directors (including Audit and Supervisory Committee members), including one lawyer and two certified public accountants.

―11―

[2]	Regulations and other systems for the management of the risk of loss

To appropriately manage the major risks in the execution of operations, the Bank has established an ALM Committee, Risk Management Committee, Operational Risk Management Committee, and Credit Risk Management Committee, etc. Below is an overview of the roles and meeting statuses of individual committees.

・	ALM Committee

The ALM Committee primarily analyzes interest rate and foreign exchange forecasts, policies to ensure stable income from internal and external funds, and monthly earnings results, and deliberates on policies and measures to be taken in the future. It met 14 times.

・	Risk Management Committee

The Risk Management Committee primarily deliberates on liquidity risks related to credit risk, credit risk, liquidity risk, and general market risk. It met 10 times.

・	Operational Risk Management Committee

The Operational Risk Management Committee primarily deliberates on operational risk, contingency plans, and matters concerning material risks. It met 4 times.

・	Credit Management Committee

The Credit Management Committee primarily consults on proposed transactions with large-volume borrowers and verifies the locus of risk in lending schemes. It met 6 times.

[3]	Systems to ensure the efficient execution of duties by directors
・	In conjunction with the transition to a company with an audit and supervisory committee system on June 24, 2016, the Bank endeavors to facilitate and enhance discussions by the Board of Directors by delegating a portion of decision-making authority for the execution of important duties from the Board of Directors to the Management Committee so as to focus the matters referred to the Board of Directors on those of high importance to business strategy, etc.

[4]	Systems to ensure that the execution of duties by employees is in compliance with laws and regulations and the Articles of Incorporation
・	The Bank has a Compliance Committee chaired by a representative director to foster a compliance-oriented corporate culture. It met 14 times during the period under review.
・	In addition to four outside consulting legal advisors, the Bank as three in-house lawyers to provide a system for consultations as needed on legal affairs.
・	Each unit holds monthly compliance study sessions on topics determined by the head office to ensure that all Bank employees are aware and informed of compliance issues.

[5]	Systems necessary to ensure the properness of operations of a stock company of the corporate group comprising the Bank and its subsidiaries
・	Group companies ensure the appropriateness of their operations by formulating various rules and regulations in line with the rules and regulations of the Bank, and building and enhancing systems suitable to the nature of their business and structures of their organizations.
・	The Bank manages group companies by formulating standards for consultation with and reporting by group companies and requiring companies to have systems for receiving decisions and instructions from the Bank under those standards. Material matters subject to consultation and reporting are reported to the Bank’s Audit and Supervisory Committee.

[6]	Other systems to ensure the effective performance of audits by the Audit and Supervisory Committee
・	The Audit and Supervisory Committee is comprised of six members, including four outside Audit and Supervisory Committee members. During the period under review, the Audit and Supervisory Committee met 12 times to receive reports, consult, and make decisions on material matters related to auditing.
・	The Audit and Supervisory Committee endeavors to enhance mutual coordination through meetings to exchange information as necessary with the Auditing Department, and through attendance at the Internal Audit Report Meeting that is generally held on a monthly basis, meetings to exchange opinions on auditing findings that are held in principle on a monthly basis, and meetings of the “Three-Party Auditing Discussion Group” (attended by the Audit and Supervisory Committee members, Auditing Department, and external auditors) that are held on a semiannual basis.

―12―

5. Matters concerning specified wholly-owned subsidiaries

Not applicable.

6. Matters concerning dealings with the parent company, etc.

Not applicable.

7. Matters concerning accounting advisors

Not applicable.

―13―

◆ Financial Statements, etc.

1.       Non-consolidated statements of changes in net assets in the financial statements

141st Term	(	From April 1, 2021 To March 31, 2022)	Non-consolidated statements of changes in net assets

(Unit: million yen)

	Shareholders’ equity
	Capital	Capital surplus		Retained earnings					Treasury shares	Total shareholders’ equity
		Legal capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings			Total retained earnings
					Allowance for the reduction of fixed assets	Separate provision	Retained earnings brought forward
Balance at start of period	15,149	6,286	6,286	15,149	535	393,600	32,734	442,019	-9,622	453,831
Cumulative impact of changes to accounting policies							-335	-335		-335
Balance at start of period reflecting changes in accounting policies	15,149	6,286	6,286	15,149	535	393,600	32,398	441,683	-9,622	453,496
Changes of items during the period
Dividends of surplus							-4,406	-4,406		-4,406
Allocation to separate provisions						10,000	-10,000	-		-
Net income							16,915	16,915		16,915
Acquisition of treasury shares									-2,000	-2,000
Net changes of items other than shareholders’ equity (net value)
Total change during the period	-	-	-	-	-	10,000	2,509	12,509	-2,000	10,509
Balance at end of period	15,149	6,286	6,286	15,149	535	403,600	34,908	454,193	-11,623	464,005

	Valuation and translation adjustments. etc.			Stock acquisition rights	Total net assets
	Valuation difference of available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation ajustements, etc.
Balance at start of period	95,279	-5,320	89,958	217	544,007
Cumulative impact of changes to accounting policies					-335
Balance at start of period reflecting changes in accounting policies	95,279	-5,320	89,958	217	543,671
Changes of items during the period
Dividends of surplus					-4,406
Allocation to separate provisions					-
Net income					16,915
Acquisition of treasury shares					-2,000
Net changes of items other than shareholders’ equity (net value)	-29,246	4,713	-24,532	39	-24,493
Total change during the period	-29,246	4,713	-24,532	39	-13,983
Balance at end of period	66,033	-606	65,426	256	529,688

―14―

Notes to financial statements

Amounts are presented rounded down to the nearest 1 million yen.

(Important Accounting Policies)

1.       Trading security valuation standards and methods

Trading securities are valued using market valuation based on market prices, etc. (costs of sale calculated using a moving average).

2.       Security valuation standards and methods

(1)	Securities are valued as follows. Bonds held to maturity are valued using the amortized cost method (straight-line method) based on a moving average; shares in subsidiaries and subsidiary corporations, etc. and shares in affiliated entities, etc. are valued using the cost method based on a moving average; other securities are valued using market valuation based on market prices, etc. (costs of sale calculated using a moving average) except for shares, etc. without market prices, which are valued using the cost method based on a moving average.

Valuation differences for other securities are allocated directly to net assets.

(2)	For money trusts independently managed for the primary purpose of securities investment, securities managed as trust assets are valued using market valuation based on market prices, etc.

3.       Derivatives trading valuation standards and methods

Derivatives transactions are valued using market valuation based on market prices, etc.

4.       Fixed asset depreciation method

(1)	Tangible fixed assets (excluding lease assets)

Among tangible fixed assets, buildings are valued using the declining balance method (others are valued using the declining balance method in accordance with the Corporate Income Tax Act).

Below are the major estimated useful lives a.

Buildings: 4 years – 40 years

Others: 2 years – 20 years

(2)	Intangible fixed assets

Intangible fixed assets are amortized using the straight-line method. Software for internal use is amortized based on the useful life within the Bank (5 years).

(3)	Lease assets

Lease assets for lease transactions without transfer of ownership booked to “tangible fixed assets” are amortized using the straight-line method with the term of the lease used as the usable life. For the residual price, the residual value guarantee is used for lease agreements with residual value guarantees; zero is used for all others.

5.       Standards for translation of foreign-currency-denominated assets and liabilities to Japanese yen

Foreign-currency-denominated assets and liabilities, and the accounts of international offices are translated to yen at the foreign exchange rate prevailing on the settlement date.

6.       Allowance booking standards

(1)	Allowance for doubtful accounts

The Bank books allowance for doubtful accounts based on predetermined write-off and provision standards, as shown below.

For claims that constitute “normal claims” and “claims requiring caution”, as set forth in “Practical Guidelines on the Auditing of Self-Assessed Assets, Default Write-offs, and Reserves against Default in Banks and other Financial Institutions” (Report of the Bank etc. Auditing Special Committee of the Japanese Institute of Certified Public Accountants No. 4, October 8, 2020), the Bank generally reserves the expected loss for the average term to maturity of the loan, etc. or the expected loss for the next three years, but calculations adjust these expected losses as necessary by deriving a loss rate from an average historical default rate for a predetermined historical period based on actual three-year defaults, or a loss rate based on a historical average incorporating economic cycles and other longer-term perspectives. For claims against potentially bankrupt debtors , the Bank deducts the estimated collectable amount found from the estimated disposal value of collateral and guarantees from the value of the claim, and reserves an amount deemed necessary within the remainder.

For large debtors that are potentially bankrupt or have restructured debts and a remainder after deducting the estimated collectable amount (found from the estimated disposal value of collateral and guarantees) from the value of the claim above a predetermined threshold, if the cash flow from collection of principal and receipt of interest on the claim can be reasonably estimated, the difference between the amount found by discounting the cash flow by the contract interest rate prior to restructuring and the book value of the claim is booked to the allowance for doubtful accounts (discounted cash flow method).

For claims against potentially bankrupt debtors and effectively bankrupt debtors, the Bank reserves the remainder after deducting the estimated collectable amount (found from the estimated disposal value of collateral and guarantees) from the value of the claim.

For claims against specified foreign debtors, the Bank reserves the estimated loss from the country’s political and economic circumstances etc. on the allowance for specified foreign debtors.

For all claims, sales-related units perform asset assessments based on the self-assessment standards for the asset, and an asset audit unit independent of the sales unit audits the assessment results.

―15―

(2)	Provision for bonuses

The Bank books an amount for the business year under review within the estimated bonus payment to employees to the provision for bonuses to provide for payments of bonuses to employees.

(3)	Provision for retirement benefits

The Bank books the required amount based on retirement benefit obligations and estimated pension assets at the end of the business year under review to the provision for retirement benefits to provide for employee retirement benefits. Calculations of retirement benefit obligations use benefit calculation formula standards to allocate estimated retirement benefits to the period to the end of the business year under review. Below is the gain or loss treatment method for past service costs and actuarial calculation variances.

Past service costs	For the corporate pension system, the amount allocated using the straight-line method for a predetermined number of years (10 years) within the average remaining term of employment of the employee at the time of generation is treated as gain or loss beginning with that business year.
Actuarial calculation variances	The amount allocated using the straight-line method for a predetermined number of years (10 years) within the average remaining term of employment of the employee at the time of generation each business year is treated as gain or loss beginning the next business year after generation.
(4)	Reserve for reimbursement of deposits

The reserve for reimbursement of deposits is to provide for reimbursement claims against idle deposits for which liabilities booking has stopped and profit booked. It is provisioned based on a historical reimbursement rate.

(5)	Reserve for point program

The reserve for point program provides for expenses generated by the use of points granted to credit card members. It is provisioned based on historical usage rates.

7.       Income booking standards

For contracts with customers, income is recognized by applying the following steps.

Step 1: Identify the contract with the customer.

Step 2: Identify the duties of performance under the contract.

Step 3: Calculate the transaction price.

Step 4: Allocate the transaction price to the duties of performance under the contract.

Step 5: Recognize income at the time the duties of performance are satisfied (or as they are satisfied).

The Bank offers a broad range of banking services, including domestic transfers, sales of deposit assets, and investment banking. It recognizes income from these activities at the time of performance of duties under contracts with customers.

8.       Hedge accounting methods

(1)	Interest rate risk hedges

For hedge accounting of interest rate risks from financial assets and liabilities, the Bank uses the deferred hedge method defined in “Accounting and Auditing Treatments in the Application of Financial Product Accounting Standards in Banking” (Japanese Institute of Certified Public Accountants Industry-Specific Committee Practical Guidelines No. 24, March 17, 2022; “Industry-Specific Committee Practical Guidelines No. 24” hereinafter). For the method of evaluating hedge effectiveness when hedges are used to offset market fluctuations, the Bank groups the loans and securities that are hedged and the interest swap transactions that are the security by predetermined periods of (remaining) time, identifies group members, and performs valuations.

(2)	Foreign exchange fluctuation risk hedges

For hedge accounting of foreign exchange fluctuation risks from foreign-currency-denominated financial assets and liabilities, the Bank uses the deferred hedge method defined in “Accounting and Auditing Treatments of Accounting Processing for Foreign-Currency-Denominated Transactions, etc. in Banking” (Japanese Institute of Certified Public Accountants Industry-Specific Committee Practical Guidelines No. 25, October 8, 2020). For the method of evaluating hedge effectiveness when foreign exchange swaps, hedging instruments and similar instruments are used as the hedged asset to mitigate the foreign exchange fluctuation risks of foreign currency receivables and payables, etc., the Bank confirms the existence of an amount equivalent to the hedged position in the foreign currency commensurate to the foreign currency receivables and payables, etc. that are hedged, and evaluates the effectiveness of the hedge.

―16―

To hedge the foreign exchange fluctuation risks of foreign-currency-denominated securities (except for bonds), the Bank identifies the foreign-currency-denominated securities to be hedged in advance and applies a market value hedge as a comprehensive hedge conditional upon the existence of spread between spots and futures liabilities equivalent to or greater than foreign currency-based acquisition cost of the foreign-currency-denominated securities.

9.       Accounting treatment for gains or losses on redemptions of securities investment trusts

The Bank books gains or losses on redemptions of securities investment trusts prior to term to interest and dividends on securities. If the interest and dividends on securities for individual yen-denominated securities investment trusts and foreign-currency-denominated securities investment trusts is negative, the negative amount is booked to losses on the redemption of government bonds, etc.

10.       Accounting treatment for consumption tax, etc.

The Bank books consumption tax, etc. on tangible fixed assets excluded from deduction to expenses for the business year under review.

11.       Accounting treatment for retirement benefits

The accounting treatment for variances in calculation of unrecognized actuarial gain or loss and un-treated unrecognized past service costs for retirement benefits differs from the accounting treatment in the consolidated financial statements.

(Changes in Accounting Policies)

(Application of Accounting Standard for Revenue Recognition, etc.)

Notes are omitted because the content is the same as for the “Matters of Note (Changes in Accounting Policies)” section in the consolidated financial statements.

(Application of Accounting Standard for Fair Value Measurement)

Notes are omitted because the content is the same as for the “Matters of Note (Changes in Accounting Policies)” section in the consolidated financial statements.

(Changes in Presentation Methods)

Notes are omitted because the content is the same as for the “Matters of Note (Changes in Presentation Methods)” section in the consolidated financial statements.

(Important Accounting Estimates)

The following items booked to financial statements for the business year under review based on accounting estimates may have a material impact on the financial statements of the next business year.

1.       Allowance for doubtful accounts

Credit services are the Bank’s largest source of income, and credit risk assets such as loans and liabilities for acceptances and guarantees are extremely important component of the balance sheet. In light of the large impact that they have on business performance and financial position, the Bank deems them to be important in accounting estimates.

(1)	Amounts reported on financial statements for the business year under review

The Bank reported 48,486 million yen in allowance for doubtful accounts to the balance sheet at the end of the business year under review. Below are descriptions of the accounting estimates used in calculations.

(2)	Information contributing to understanding of the nature of important accounting estimates for recognized items

The calculation method for the amount in (1) is the same as in the “Matters of Note (Important Accounting Estimates) 1. Allowance for doubtful accounts” section of the consolidated financial statements.

―17―

Matters of Note

(Balance Sheet)

1. Affiliate shares and total affiliate investments	11,471 million yen

2.	Below are claims as set forth in the Banking Act and Act concerning Emergency Measures for the Revitalization of Financial Functions. Under “securities” on the balance sheet, claims are booked to the accounts for corporate bonds (limited to those for which the redemption of principal or payment of interest is guaranteed in whole or in part and the issuance of corporate bonds is in the form of privately-offered securities (Article 2.3 of the Financial Instruments and Exchange Act)), loans, and foreign exchange; under “other assets” to the accounts for accrued interest, suspense payments, and liabilities for acceptances and guarantees. Claims may also include the securities (limited to loans for use and lease agreements) when loans of securities are made, as described in the notes.

Bankruptcy or reorganization claims and equivalent claims	20,918 million yen
Doubtful claims	46,492 million yen
Loans past due three months or more	650 million yen
Restructured loans	27,659 million yen
Total	95,721 million yen

“Bankruptcy or reorganization claims and equivalent claims” refers to claims against obligors in a state of business failure due to petitions, etc. for the commencement of bankruptcy procedures, commencement of reorganization procedures, or commencement of rehabilitation procedures, and other claims of a similar nature.

“Doubtful claims” refers to claims for which the obligor is not in a state of business failure, but has experienced a significant deterioration of financial position or business results such that there is high potential to be unable to collect principal and receive interest on the claim under the terms of the contract, but that do not constitute bankruptcy or reorganization claims and equivalent claims.

“Loans past due three months or more” refers to loans delinquent for a period of three months or longer from the day following the contractual payment date for principal or interest, but that do not constitute bankruptcy or reorganization claims and equivalent claims or doubtful claims.

“Restructured loans” refers to loans for which interest has been waived, an interest moratorium has been granted, a principal repayment moratorium has been granted, claims have been relinquished, or other arrangements advantageous to the obligor have been made for the purpose of supporting an obligor facing difficult economic conditions, but that do not constitute bankruptcy or reorganization claims and equivalent claims, doubtful claims, or loans past due three months or more.

The amounts for these claims are prior to deduction of the allowance for doubtful accounts.

(Changes in Presentation Methods)

In conjunction with the entering into effect of the “Cabinet Ordnance Partially Amending the Enforcement Orders to the Banking Law, etc.” (Cabinet Ordinance No. 3 of January 24, 2020) on March 31, 2022, categories etc. for “risk-monitored loans” under the Banking Act are presented in accordance with the disclosed claim categories, etc. under the Act concerning Emergency Measures for the Revitalization of Financial Functions.

3.	Bill discounts are treated as financial transactions under Industry-Specific Committee Practical Guidelines No. 24. As a result, accepted commercial bills and purchased foreign exchange have rights enabling disposition at will by means of sale or (re-) collateralization. The face value of these instruments is 15,479 million yen.

4.	The amount reported on the balance sheet for loan participations is 1,341 million yen as the participation principal treated as a loan to the original obligor under “Treatment and Indication of Loan Participations” (Report of the Accounting Systems Committee of the Japanese Institute of Certified Public Accountants No. 3, November 28, 2014).

5. Below are assets furnished as security.

Assets furnished as collateral

Securities	1,225,738 million yen
Loans	523,614 million yen
Other assets	73 million yen

Obligations corresponding to security assets

Borrowings	656,830 million yen
Security accepted for bond lending transactions	588,355 million yen
Short gensaki account	191,006 million yen
Deposits	32,234 million yen

―18―

In addition to the above, the Bank furnishes 21,436 million yen in securities, 99 million yen in trading securities, and 25 million yen in other assets under its Bank of Japan current account overdraft contract, or as security for foreign exchange, etc. transactions or margin, etc. for futures transactions.

“Other assets” includes 53,928 million yen in margins deposited with central clearinghouses and 523 million yen in guarantees.

6.	Current account overdraft contracts and commitment line agreements for loans, etc. are contracts under which the Bank promises to lend funds up to a predetermined ceiling when the customer requests execution of the loan, provided that the terms of the contract have not been breached. The undrawn loan amount under these contracts is 1,610,075 million yen. Of this amount, 1,481,137 million yen is for contracts with less than one year remaining on the original agreement (or that can be canceled unconditionally at any time).

Most of these contracts terminate without loans being executed, so the undrawn loan amount itself does not necessarily impact the Bank’s future cash flows. Most of these contracts have conditions allowing the Bank to decline a requested loan or reduce the contract ceiling amount in the event of changes in financial circumstances, or when necessary for the preservation of claims or other reasonable cause. At the time contracts are executed, the Bank demands security in the form of real property or securities, etc. as necessary, and thereafter regularly monitors business conditions, etc. at the customer based on predetermined internal procedures, revising contracts as necessary, and taking measures, etc. to preserve claims.

7. Accumulated depreciation of tangible fixed assets	79,957 million yen

8. Tangible fixed asset reduction entries	4,981 million yen

9.	“Corporate bonds” under “securities” include 101,798 million yen in guarantee obligations of the Bank for corporate bonds issued as privately-offered securities (Article 2.3 of the Financial Instruments and Exchange Act).

10. Total monetary claims against affiliates	11,410 million yen

11. Total monetary obligations to affiliates	22,179 million yen

12. Corporate bonds include 10,000 million yen in corporate bonds with subordination clauses.

13. Total monetary claims against directors resulting from transactions with directors	23 million yen

―19―

(Income Statement)

1.	Income from transactions with affiliates
Total income from funds investment transactions	521 million yen
Total income from service transactions, etc.	1,395 million yen
Total income from other services and other current transactions	110 million yen

Expenses for transactions with affiliates

Total expenses for fund-raising transactions	1 million yen
Total expenses for service transactions, etc.	49 million yen
Total expenses for other services and other current transactions	1,547 million yen

2.	For the period under review, impairment losses were booked for the following asset groups.

(a)       Within Okayama Prefecture

Use	Sales offices, etc.	10 locations
	Idle assets	3 locations
Category	Land and buildings, etc.
Impairment loss	309 million yen

(b)       Outside Okayama Prefecture

Use	Sales offices, etc.	3 locations
	Idle assets	3 locations
Category	Land and buildings, etc.
Impairment loss	195 million yen

For these sales offices, etc., the book value of the asset group was reduced to the recoverable value (net proceeds from sale in all cases) as a result of declines in operating cash flows, and the amount of reduction was booked to extraordinary loss as impairment loss (505 million yen).

For sales offices, etc., assets are grouped as assets subject to disposal or idle assets at the level of “group offices” or branch offices for which balances are monitored on an ongoing basis. The head office, computer center, and welfare facilities, etc. are treated as common assets because they do not generate independent cash flows.

The recoverable values of asset groups are the higher of the net proceeds from sale and value in use. If net proceeds from sale is used, the amount is based on real property assessment and valuation standards; if value in use, future cash flow is discounted at 4%.

(Non-Consolidated Statements of Changes in Net Assets)

Classes and numbers of treasury shares

(Unit: 1,000 shares)

	Number of shares at the beginning of the business year under review	Increase in number of shares this business year	Decrease in number of shares this business year	Number of shares at the end of this business year	Remarks
Treasury shares
Common shares	7,213	2,307	-	9,520	Note
Total	7,213	2,307	-	9,520

Note:	The 2,307,000 increase in shares consists of 1,148,000 shares purchased by resolution of the Board of Directors on May 14, 2021, 1,158,000 shares purchased by resolution of the Board of Directors on November 12, 2021, and the remaining 0 shares purchased as fractional shares.

―20―

(Securities)

In addition to “government bonds”, “local government bonds”, “corporate bonds”, “shares”, and “other securities” on the balance sheet, “trading securities” and “Monetary claims bought” contain trust beneficiary rights.

1.	Trading securities (as at March 31, 2022)

Valuation difference included in gains or losses for the business year under review (million yen)
Trading securities	-16

2.	Bonds held to maturity (as at March 31, 2022)

	Category	Amount reported on the balance sheet (million yen)	Market value (million yen)	Variance (million yen)
Market value in excess of the amount reported on the balance sheet	Government bonds	11,398	11,542	144
	Subtotal	11,398	11,542	144
Total		11,398	11,542	144

3.	Subsidiary and subsidiary corporation, etc. shares (investment) and affiliated entity, etc. shares (investment) (as at March 31, 2022)

Amount reported on the balance sheet (million yen)
Subsidiary and subsidiary corporation, etc. shares (investment)	11,432
Shares of affiliated entities, etc. (investment)	38
Total	11,471

The above do not have market prices, and future cash flows are not guaranteed.

―21―

4.	Other securities (as at March 31, 2022)

	Category	Amount reported on the balance sheet (million yen)	Acquisition cost (million yen)	Variance (million yen)
Amount reported on the consolidated balance sheet exceeds of the acquisition cost	Shares	108,327	52,343	55,984
	Bonds	1,015,021	1,000,614	14,407
	Government bonds	476,602	466,190	10,412
	Local government bonds	373,108	370,058	3,050
	Corporate bonds	165,309	164,365	944
	Other	275,301	222,365	52,936
	Foreign securities	131,488	129,547	1,941
	Other	143,812	92,818	50,994
	Subtotal	1,398,650	1,275,322	123,327
Amount reported on the consolidated balance sheet does not exceed acquisition cost	Shares	11,841	14,068	-2,226
	Bonds	735,797	746,328	-10,531
	Government bonds	206,242	212,392	-6,149
	Local government bonds	381,693	385,206	-3,513
	Corporate bonds	147,861	148,729	-868
	Other	328,210	344,357	-16,146
	Foreign securities	272,470	285,889	-13,419
	Other	55,740	58,467	-2,727
	Subtotal	1,075,849	1,104,754	-28,904
Total		2,474,500	2,380,077	94,423

Notes:	Amount reported on the balance sheet of shares, etc. without market prices and partnership investments not included in the table above

Amount reported on the balance sheet (million yen)
1 Unlisted equity securities (*1)	3,458
2 Investment partnership investments (*2)	13,189
3 Privately-offered investment trusts (*2)	795
4 Foreign-currency-denominated foreign shares	0
Total	17,443

(*1)	The impairment treatment amount for the business year under review is 1 million yen for unlisted equity securities.
(*2)	Partnership investments are not subject to disclosure of market values under Paragraph 27 of “Application Guidelines for Accounting Standard for Fair Value Measurement” (Corporate Accounting Standard Application Guideline No. 31, July 4, 2019).

―22―

5.	Other securities sold during the business year under review (From April 1, 2021 to March 31, 2022)

	Sales value (million yen)	Total proceeds on sale (million yen)	Total losses on sale (million yen)
Shares	40,273	6,039	2,758
Bonds	280,291	5,487	3,248
Government bonds	272,773	5,467	3,248
Local government bonds	7,122	18	-
Corporate bonds	395	1	-
Other	478,396	7,674	10,121
Foreign securities	441,082	4,122	9,826
Other	37,314	3,551	294
Total	798,961	19,200	16,129

6.	Securities subject to impairment treatment

For securities other than trading securities (excluding shares, etc. without market prices and partnership investments), securities for which the market value is significantly below the acquisition cost and for which there is no expectation of market value recovering to the acquisition cost, the amount reported on the balance sheet is the market value, and the valuation difference is treated as a loss for the business year under review (“impairment treatment” hereinafter).

The impairment treatment for the business year under review is 132 million yen for corporate bonds.

Note that impairment treatment was performed for all issues for which market value had declined by 50% or more at the end of the period. For issues declining 30% or more but less than 50%, impairment treatment was performed if the issue was deemed to have little possibility of recovery in light of price trends, etc. over the previous year.

(Money Trusts)

Investment money trusts (as at March 31, 2022)

	Amount reported on the balance sheet (million yen)	Valuation difference included in gains or losses for the business year under review (million yen)
Investment money trusts	23,000	-

―23―

(Tax Effect Accounting)

Below are breakdowns of deferred tax assets and deferred tax liabilities by primary contributing factors.

Deferred tax assets
Allowance for doubtful accounts	14,045 million yen
Provision for retirement benefits	6,358 million yen
Valuation loss on other securities	8,815 million yen
Depreciation	3,983 million yen
Loss on deferred hedges	1,677 million yen
Security valuation loss	747 million yen
Impairment loss on fixed assets	1,273 million yen
Provision for bonuses	473 million yen
Software	429 million yen
Other	742 million yen
Deferred tax assets subtotal	38,546 million yen
Valuation allowance	-1,861 million yen
Total deferred tax assets	36,685 million yen
Deferred tax liabilities
Valuation gain on other securities	-37,176 million yen
Allowance for reduction of fixed assets	-235 million yen
Profit on deferred hedges	-1,410 million yen
Other	-12 million yen
Total deferred tax liability	-38,834 million yen
Net value of deferred tax liability	-2,149 million yen

(Stock Options, etc.)

1.       Expenses booked for stock options during the business year under review and accounts to which booked

Operating expenses	39 million yen

2.       Description of stock options granted during the business year under review

2021 stock options
Categories and numbers of persons receiving grants	Directors of the Bank (excluding directors who are Auditing and Supervisory Committee members and outside directors): 8
Number of stock options granted by class of shares (Note 1)	54,000 shares of common shares
Grant date	July 29, 2021
Conditions on finalization of rights	Not applicable.
Relevant terms of service	Not applicable.
Rights exercise period (Note 2)	From July 30, 2021 to July 29, 2051
Strike price (Note 3)	1 yen
Measured fair unit price on the grant date (Note 3)	728 yen

Note 1: Stated as converted to number of shares.

Note 2: Stock acquisition rights holders may only exercise Stock acquisition rights during a period of 10 days from the day following the day on which they lose their position as a director of the Bank.

Note 3: Stated as converted to per share numbers.

―24―

(Notes concerning Transactions with Interested Parties)

1.       Subsidiaries and affiliates etc.

(Unit: million yen)

Category	Name of company etc.	Location	Capital	Percentage voting rights, etc. owned (subject to ownership)	Relationship with interested party	Description of transaction	Transacted amount	Item	Year-end balance
Subsidiary	The Chugin Credit Guarantee Co., Limited	Okayama, Okayama Prefecture	50	Owned Direct 50% Indirect 50%	Guaranteed obligations	Guaranteed obligations for the home loans, etc. of the Bank (Note)	-	-	894,523

Note:	Guaranteed obligations for home loans, etc. are guaranteed under credit guarantee contracts. Guarantee fees are paid directly by the loan obligor to the guarantee company.

2.       Officers and individual major shareholders etc.

(Unit: million yen)

Category	Company, etc. name or personal name	Location	Capital	Business or occupation	Percentage voting rights, etc. owned (subject to ownership)	Relationship with interested party	Description of transaction	Transacted amount	Item	Year-end balance
Officers and their relatives	Tsuyoshi Nishiyama	-	-	Corporate officer	None	Loan of funds	Loans of funds (Note)	Average balance 27	Loans	26
Companies, etc. in which officers or their relatives own a majority of voting rights	Nagareo YK	Asakuchi, Okayama Prefecture	3	Hat manufacturing	None	Loan of funds	Loans of funds (Note)	Average balance 33	Loans	33
	Nishi Techno KK	Okayama, Okayama Prefecture	20	Civil engineering and construction	None	Loan of funds	Loans of funds (Note)	Average balance 529	Loans	510
	N-Art YK	Kurashiki, Okayama Prefecture	40	Civil engineering and construction	None	Loan of funds	Loans of funds (Note)	Average balance 17	Loans	18

Note:	The terms for loans of funds are determined in light of market interest rates, etc.

(Per-share Information)

Net assets per share	2,850.22 yen
Net income per share	90.62 yen
Amount of net profit per share adjusted for potential shares	90.50 yen

―25―

2.       Consolidated statements of changes in net assets in the consolidated financial statements

(	From April 1, 2021 To March 31, 2022)	Consolidated statements of changes in net assets

(Unit: million yen)

	Shareholders’ equity
	Capital	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at start of period	15,149	8,153	463,305	-9,622	476,985
Cumulative impact of changes to accounting policies			-335		-335
Balance at start of period reflecting changes in accounting policies	15,149	8,153	462,969	-9,622	476,649
Changes of items during the period
Dividends of surplus			-4,406		-4,406
Net profit attributable to owners of parent			18,374		18,374
Acquisition of treasury shares				-2,000	-2,000
Net changes of items other than shareholders’ equity (net value) Total change during the period
Total change during the period	-	-	13,968	-2,000	11,968
Balance at end of period	15,149	8,153	476,938	-11,623	488,618

	Accumulated other comprehensive income				Stock acquisition rights	Total net assets
	Valuation difference of available-for-sale securities	Deferred gains or losses on hedges	Adjusted cumulative retirement benefits	Total accumulated other comprehensive income
Balance at start of period	96,574	-5,320	-6,258	84,994	217	562,197
Cumulative impact of changes to accounting policies						-335
Balance at start of period reflecting changes in accounting policies	96,574	-5,320	-6,258	84,994	217	561,861
Changes of items during the period
Dividends of surplus dividend						-4,406
Net profit attributable to owners of parent						18,374
Acquisition of treasury shares						-2,000
Net changes of items other than shareholders’ equity (net value)	-28,965	4,713	2,797	-21,454	39	-21,415
Total change during the period	-28,965	4,713	2,797	-21,454	39	-9,446
Balance at end of period	67,608	-606	-3,461	63,540	256	552,414

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Notes to the consolidated financial statements

Consolidated financial statements preparation policies

(1)	Matters concerning the scope of consolidation
1.	Consolidated subsidiaries and subsidiary corporations, etc.: 7 entities

The Chugin Credit Guarantee Co., Limited; The Chugin Lease Company, Limited; The Chugin Card Company, Limited; Chugin Asset Management Company, Limited; CBS Company, Limited; The Chugin Operation Center Co., Limited; Chugin Securities Co., Ltd.

2.	Non-consolidated subsidiaries and subsidiary corporations, etc.

SETONOWA Co., Ltd., Chugin Investment Enterprise Partnership 4, Chugin Agriculture Support Fund Investment Limited Partnership, Chugin Innovation Fund Investment Limited Partnership, Chugin Agriculture Fund Investment Limited Partnership, Chugin Sunny Country Infrastructure Fund Investment Limited Partnership, Chugin Bridge Fund Investment Limited Partnership, Chugin Infinity Fund 1st Investment Limited Partnership

Non-consolidated subsidiaries and subsidiary corporations, etc. are excluded from the scope of consolidation because their assets, ordinary incomes, net profit/loss (commensurate to equity), retained earnings (commensurate to equity), and accumulated other comprehensive income (commensurate to equity), etc. lack significant importance to impede reasonable decisions concerning the financial status and business results of the corporate group even when excluded from consolidation.

(2)	Matters related to application of the equity method
1.	There are no non-consolidated subsidiaries or subsidiary corporations, etc. subject to the equity method.
2.	There are no equity method affiliated entities, etc.
3.	Non-equity-method, non-consolidated subsidiaries and subsidiary corporations, etc.

SETONOWA Co., Ltd., Chugin Investment Enterprise Partnership 4, Chugin Agriculture Support Fund Investment Limited Partnership, Chugin Innovation Fund Investment Limited Partnership, Chugin Agriculture Fund Investment Limited Partnership, Chugin Sunny Country Infrastructure Fund Investment Limited Partnership, Chugin Bridge Fund Investment Limited Partnership, Chugin Infinity Fund 1st Investment Limited Partnership

4.	Non-equity-method affiliated entities, etc.

Okayama Capital Management Co., Ltd.

Non-equity-method, non-consolidated subsidiaries and affiliated entities, etc. are excluded from the scope of equity method application because their net profit/loss (commensurate to equity), retained earnings (commensurate to equity), and accumulated other comprehensive income (commensurate to equity), etc. do not have a material impact on the consolidated financial statements even when excluded from the scope of equity method application.

5.	Names of companies, etc. for which the Bank holds between from 20% up to and including 50% (exclusive) of voting rights on its own account but are not considered affiliated entities, etc.

Marine Link, Inc.

(Reasons not considered affiliated entities, etc.)

Non-consolidated subsidiaries and subsidiary corporations, etc. engaged in investment businesses, etc. are not treated as affiliated entities, etc. because shares are held for the purpose of developing investments and obtaining capital gains, and not for the purpose of control.

(3)	Matters concerning the business years, etc. of consolidated subsidiaries and subsidiary corporations, etc.

Below are the settlement fates of consolidated subsidiaries and subsidiary corporations, etc.

End of March: 7 entities

―27―

Amounts are presented rounded down to the nearest million yen.

The definitions of “subsidiary”, “subsidiary corporation, etc.”, and “affiliated entities, etc.” are based on Article 2.8 of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.

1.	Matters concerning accounting policies
(1)	Trading security valuation standards and methods

Trading securities are valued using market valuation based on market prices, etc. (costs of sale calculated using a moving average).

(2)	Securities valuation standards and methods
(a)	The following methods are used in the valuation of securities. For bonds held to maturity, the amortized cost method based on a moving average (straight-line method); for shares in non-equity-method affiliated entities, etc., cost method based on a moving average; for other securities, the market valuation based on market prices, etc. (costs of sale calculated using a moving average). However, the cost method based on a moving average is used for shares, etc. without market prices.

Valuation differences for other securities are allocated directly to net assets.

(b)	The valuation of securities comprising trust assets in money trusts, is the same as the methods in (1) above.

(3)	Derivatives trading valuation standards and methods

Derivatives transactions are valued using market valuation based on market prices, etc.

(4)	Fixed asset depreciation method
1.	Tangible fixed assets (excluding lease assets)

For the tangible fixed assets of the Bank, the declining balance method is used for buildings (others are valued using the declining balance method in accordance with the Corporate Income Tax Act). Below are the major estimated useful lives.

Buildings: 4 years – 40 years

Others: 2 years – 20 years

The tangible fixed assets of consolidated subsidiaries and subsidiary corporations, etc. are primarily amortized using the declining balance method as set forth in the Corporate Income Tax Act.

2.	Intangible fixed assets

Intangible fixed assets are amortized using the straight-line method. Software for internal use at the Bank is amortized based on the estimated useful life set by the Bank (5 years).

3.	Lease assets

Lease assets for lease transactions without transfer of ownership booked to “tangible fixed assets” are amortized using the straight-line method with the term of the lease used as the usable life. For the residual price, the residual value guarantee is used for lease agreements with residual value guarantees; zero is used for all others.

(5)	Allowance for doubtful accounts booking standard

The Bank books allowance for doubtful accounts is based on predetermined write-off and provision standards, as shown below.

For claims that constitute “normal claims” and “claims requiring caution” as set forth in “Practical Guidelines on the Auditing of Self-Assessed Assets, Default Write-offs, and Reserves against Default in Banks and other Financial Institutions” (Report of the Bank etc. Auditing Special Committee of the Japanese Institute of Certified Public Accountants No. 4, October 8, 2020), the Bank generally reserves the expected loss for the average term to maturity of the loan, etc. or the expected loss for the next three years, but calculations adjust these expected losses as necessary by deriving a loss rate from an average historical default rate for a predetermined historical period based on actual three-year defaults, or a loss rate based on a historical average incorporating economic cycles and other longer-term perspectives. For claims against potentially bankrupt debtors, the Bank deducts the estimated collectable amount found from the estimated disposal value of collateral and guarantees from the value of the claim, and reserves an amount deemed necessary within the remainder.

For potentially bankrupt debtors and obligors holding restructured debt, etc. that are large obligors with a remainder after deducting the estimated collectable amount (found from the estimated disposal value of collateral and guarantees) from the value of the claim in excess of a predetermined threshold, if cash flows from collection of principal and receipt of interest on the claim can be reasonably estimated, the difference between the amount found by discounting the cash flow from the claim by the contract interest rate prior to restructuring of the loan and the book value of the claim is booked to the allowance for doubtful accounts (discounted cash flow method).

For claims against potentially bankrupt debtors and effectively bankrupt debtors, the Bank reserves the remainder after deducting the estimated collectable amount (found from the estimated disposal value of collateral and guarantees) from the value of the claim.

For claims against specified foreign debtors, the Bank reserves the estimated loss from the country’s political and economic circumstances etc. on the allowance for specified foreign debtors.

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For all claims, sales-related units perform asset assessments based on the self-assessment standards for the asset, and an asset audit unit independent of the sales unit audits the assessment results.

For the allowance for doubtful accounts for consolidated subsidiaries and subsidiary corporations, etc., the amount deemed necessary in light of historical default rates is booked; for claim to doubtful accounts and other specified claims, the expected uncollectible amount in light of individual collectability is booked.

(6)	Provision for bonuses booking standard

The Bank books an amount for the consolidated accounting year under review within the estimated bonus payment to employees to the provision for bonuses to provide for payments of bonuses to employees.

(7)	Provision for bonuses for directors (and other officers) booking standard

For the provision for directors’ bonuses for consolidated subsidiaries and subsidiary corporations, etc., the amount belonging to the consolidated accounting year under review within the estimated payment of bonuses to officers is booked to provide for payments of bonuses to officers.

(8)	Provision for retirement benefits for directors (and other officers) booking standard

For the provision for officers’ retirement benefits for consolidated subsidiaries and subsidiary corporations, etc., the amount to be paid at the end of the consolidated accounting year under review based on internal regulations concerning officer retirement benefits is booked to provide for payments of retirement benefits to officers.

(9)	Reserve for reimbursement of deposits booking standard

The reserve for reimbursement of deposits provides for reimbursement claims for idle deposits held by the Bank for which liability booking has stopped and profits booked. Provisions are booked based on historical reimbursement rates.

(10)	Reserve for point program booking standard

The reserve for point program provides for expenses generated by the use of points granted to credit card members. It is provisioned based on historical usage rates.

(11)	Reserve booking standards under the Special Measures Act

Reserves under the Special Measures Act are liability reserves for financial instrument transactions to provide for losses resulting from securities-related incidents. Consolidated subsidiaries book amounts calculated as set forth in Article 46–5 of the Financial Instruments and Exchange Act and Article 175 of the Cabinet Office Ordinance concerning Financial Instrument Businesses.

(12)	Accounting treatment for retirement benefits

The calculation of retirement benefit obligations uses a benefit calculation formula that allocates estimated retirement benefits to the end of the consolidated accounting year under review. Below are the gain or loss treatments for past service costs and actuarial variances.

Past service cost	For costs related to the corporate pension system, the straight-line method is used to allocate the amounts generated to gain or loss for the consolidated accounting year based on a predetermined number of years (10 years) within the average remaining term of employment of employees in the consolidated accounting year in which cost were generated.
Actuarial variance	Variances are treated as profit or loss in the next consolidated accounting year following the consolidated accounting year in which they are generated, and are allocated using a straight-line method based on a predetermined number of years (10 years) within the average remaining term of employment of employees during the individual consolidated accounting years in which variances are generated.

For consolidated subsidiaries and subsidiary corporations, etc., calculations of retirement benefit liabilities and retirement benefit expenses apply a simplified method using the payment required for retirement benefits at the end of the current period as the retirement benefits obligation.

(13)	Standards for translation of foreign-currency-denominated assets and liabilities to Japanese yen

Foreign-currency-denominated assets and liabilities and international office accounts are translated into yen at the foreign exchange rate prevailing on the consolidated settlement date.

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(14)	Income and expense booking standards
(a)	Booking standards for income from finance leasing transactions

Sales and cost of sales are booked at the time leasing fees are received.

(b)	Income from contracts with customers

The Bank and its consolidated subsidiaries recognize income by applying the following steps for contracts with customers.

Step 1: Identify the contract with the customer.

Step 2: Identify the duties of performance under the contract.

Step 3: Calculate the transaction price.

Step 4: Allocate the transaction price to the duties of performance under the contract.

Step 5: Recognize income at the time the duties of performance are satisfied (or as they are satisfied).

The Bank and its consolidated subsidiaries provide domestic exchange, deposit asset sales, investment banking and a wide range of other banking services, and recognizes income at the time of performance of duties under contracts between the Bank or its consolidated subsidiaries and customers.

(15)	Major hedge accounting methods
(a)	Interest rate risk hedges

Hedge accounting for interest rate risks generated by the Bank’s financial assets and liabilities follow the deferred hedging set forth in “Accounting and Auditing Treatments in the Application of Financial Product Accounting Standards in Banking” (Japanese Institute of Certified Public Accountants Industry-Specific Committee Practical Guidelines No. 24, March 17, 2022; “Industry-Specific Committee Practical Guidelines No. 24” hereinafter). For the method of evaluating hedge effectiveness when hedges are used to offset market fluctuations, the Bank groups the loans and securities that are hedged and the interest swap transactions that are the security by predetermined periods of (remaining) time, identifies group members, and performs valuations.

(b)	Foreign exchange fluctuation risk hedges

Hedge accounting for foreign exchange fluctuation risks generated by the Bank’s foreign-currency-denominated financial assets and liabilities follow the deferred hedging set forth in “Accounting and Auditing Treatments of Accounting Processing for Foreign-Currency-Denominated Transactions, etc. in Banking” (Japanese Institute of Certified Public Accountants Industry-Specific Committee Practical Guidelines No. 25, October 8, 2020). For the method of evaluating hedge effectiveness when foreign exchange swaps, hedging instruments and similar instruments are used as the hedged asset to mitigate the foreign exchange fluctuation risks of foreign currency receivables and payables, etc., the Bank confirms the existence of an amount equivalent to the hedged position in the foreign currency commensurate to the foreign currency receivables and payables, etc. that are hedged, and evaluates the effectiveness of the hedge.

To hedge the foreign exchange fluctuation risks of foreign-currency-denominated securities (except for bonds), the Bank identifies the foreign-currency-denominated securities to be hedged in advance and applies a market value hedge as a comprehensive hedge conditional upon the existence of spread between spots and futures liabilities equivalent to or greater than foreign currency-based acquisition cost of the foreign-currency-denominated securities.

(16)	Accounting treatment for gains or losses on redemptions of securities investment trusts

The Bank books gain or loss on redemptions prior to term of securities investment trusts to interest and dividends on securities. If interest and dividends on securities for individual yen-denominated securities investment trusts or foreign-currency-denominated securities investment trusts are negative, the negative amount is booked to losses on the redemption of government bonds, etc.

(17)	Accounting treatment for consumption tax, etc.

The Bank books consumption tax, etc. on tangible fixed assets excluded from deduction to expenses for the consolidated accounting year under review.

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(Changes in Accounting Policies)

(Application of Accounting Standard for Revenue Recognition, etc.)

“Accounting Standard for Revenue Recognition” (Corporate Accounting Standard No. 29, March 31, 2020; “Accounting Standard for Revenue Recognition” hereinafter), etc. is applied from the beginning of the consolidated accounting year under review, and at the time control of the promised good or service is transferred to the customer, the amount expected to be received in exchange for the good or service is recognized as income.

Application of the Accounting Standard for Revenue Recognition, etc. follows the transitional treatment set forth in the proviso to Paragraph 84 of the Accounting Standard for Revenue Recognition. The cumulative impact when new accounting policies are retroactively applied to periods prior to the beginning of the consolidated accounting year under review is adjusted for retained earnings at the beginning of the consolidated accounting year under review and the new accounting policies applied from the balance at beginning of year. This has no impact on the balance at beginning of year of retained earnings. The impact on the consolidated financial statements is negligible.

(Application of Accounting Standard for Fair Value Measurement)

The Bank applies the “Accounting Standard for Fair Value Measurement” (Corporate Accounting Standard No. 30, July 4, 2019; “Accounting Standard for Fair Value Measurement” hereinafter) from the beginning of the consolidated accounting year under review and, in accordance with Paragraph 8 of the Accounting Standard for Fair Value Measurement, reviews the approach to adjusting market value in the calculation of derivatives trading market values to maximize the use of observable inputs estimated from derivatives, etc. traded on the market. This review is performed in conjunction with the application of the Accounting Standard for Fair Value Measurement, etc. and, in accordance with the transitional handling set forth in the proviso to Paragraph 20 of the Accounting Standard for Fair Value Measurement, the Bank adjusts the retained earnings at the beginning of the consolidated accounting year under review for the cumulative impact when the new accounting policies are retroactively applied to periods prior to the beginning of the consolidated accounting year under review, and applies the new accounting policies from the balance at the beginning of year. As a result, at the beginning of the consolidated accounting year under review, retained earnings declined by 335 million yen, other assets by 483 million yen, deferred tax liability by 147 million yen, and net assets per share by 1.78 yen. The impact on the consolidated financial statements is negligible.

In accordance with the transitional treatment set forth in Paragraph 19 of the Accounting Standard for Fair Value Measurement and Paragraph 442 of the “Accounting Standards concerning Financial Instruments” (Corporate Accounting Standard No. 10, July 4, 2019), the new accounting policies set forth in the Accounting Standard for Fair Value Measurement, etc. will be applied in the future.

(Changes in Presentation Methods)

In the past, the Bank booked dividends receivable from group credit life insurance, etc. that it executed as “other ordinary income”, but has reviewed its method of booking as a result of changes in contracts related to insurance premium payments and dividends receivable in group credit life insurance and the tendency for dividends receivable to increase. It determined on the basis of this review that booking the amount found by deducting dividends receivable from insurance premium payments to expenses to be more appropriate from the perspective of presenting the insurance premiums borne, and therefore deducts this amount from “fees and commissions payments” beginning the consolidated accounting year under review.

(Important Accounting Estimates)

Below are items booked to the consolidated financial statements for the consolidated accounting year under review on the basis of accounting estimates that have potential for material impact on the consolidated financial statements for the next consolidated accounting year.

1.	Allowance for doubtful accounts

Credit services are the largest source of income for the Bank’s group, and credit risk assets such as loans and liabilities for acceptances and guarantees are an extremely important component of the consolidated balance sheet that have large impact on business performance and financial position. They are therefore deemed to be important in accounting estimates.

(1)	Amount booked to the consolidated financial statements for the consolidated accounting year under review

The Bank booked an allowance for doubtful accounts of 52,172 million yen to the consolidated balance sheet for the end of the consolidated accounting year under review. Below are descriptions of the accounting estimates used in the calculation.

(2)	Information contributing to understanding of the nature of important accounting estimates for recognized items

1.       Amount calculation method

Noted in “1. Matters concerning accounting policies (5) Allowance for doubtful accounts booking standard”.

Self-assessments of assets noted in “allowance for doubtful accounts booking standard” are investigations of the individual assets held and their classification according to the degree of collection risk or degree of value impairment risk. The Bank appropriately writes off and provisions reserves against assets according to their borrower classification (normal debtors, debtors requiring caution, potentially bankrupt debtors, effectively bankrupt debtors, and bankrupt debtors). Debtors requiring caution with loans past due three months or more or restructured debts are classified as debtors requiring management and write-offs and reserving performed.

―31―

The Bank uses a basic rating derived from a ratings model, etc. to determine the obligor’s ability to repay based on its real financial status, cash flow, profitability, and other factors, confirms the obligor’s lending terms and performance, and in light of the specific nature of the industry, etc. forecasts the business’ continuity and profitability, the obligor’s ability to redeem obligations based on its annual potential repayment and the appropriateness of the obligor’s business improvement plan, etc. This determination is adjusted to reflect assistance, etc. received from financial institutions, etc. to determine a final borrower classification.

Loans to obligors for whom loans have been restructured do not constitute restructured debts if the obligor has begun to rebuild its business with financial support under a highly feasible, fundamental business rebuilding plan and rational, highly feasible business improvement plan.

The Bank manages structured finance, including marketable loans, and non-Japanese lending and other loans made by the Structured Finance Center and International Department as head office loans. The borrower classifications for these loans are determined on the basis of a comprehensive evaluation that examines the obligor’s cash flow, delinquencies, length of delinquencies, legal actions, and other formal aspects along with risk factors identified for specific deals, analyses of the degree of risk, and external ratings and other available information.

2.     Primary assumptions used in important accounting estimates

The Bank assumes that there is a degree of correlation between past historical default rates and future expected loss rates, and for claims constituting normal claims or claims requiring caution, calculates reserve requirements based on an expected loss rate derived from an average historical default rate for a predetermined historical period based on three-year default actuals or a loss rate based on a historical average that incorporates business cycles and other long-term perspectives, adjusting this rate as necessary to reflect, for example, the average term to maturity on the loan (the average term to maturity for the consolidated accounting year under review was 5.32 years for normal debtors and 4.02 years for debtors requiring caution). For claims against potentially bankrupt debtors, reserve requirements are found by deducting the estimated collectable amount (found from the estimated disposal value of collateral and guarantees) from the value of the claim and multiplying the remainder by an expected loss rate based on the historical default rate.

As noted in “1. Amount calculation method”, loans to obligors for whom loans have been restructured do not constitute restructured debt if the obligor has begun to rebuild its business with financial assistance based on a highly feasible, fundamental business rebuilding plan and rational, highly feasible business improvement plan.

At the end of the consolidated accounting year under review, the Covid-19 pandemic was assumed to continue to have impact for a certain period of time. The Bank therefore determined borrower classifications and provisioned the allowance for doubtful accounts on the basis of future trends for industrial sectors most impacted by this assumption, results forecasts for individual obligors impacted, likelihood of achievement of business improvement plans, etc. formulated by obligors, and other information available to the Bank.

3.     Impact on consolidated financial statements for the next consolidated accounting year

As described above, there are uncertainties in the primary assumptions used in the determination of borrower classifications and calculation of provisions to the allowance for doubtful accounts concerning the correlation between historical default rates and expected loss rates, average terms to maturity for loans, the feasibility of business improvement plans, etc. formulated by obligors, and the impact of the Covid-19 pandemic, etc. There is therefore the potential for losses to increase if, for example, business performance were to unexpectedly deteriorate for a large obligor, raising the historical default rate or lengthening the remaining terms on loans, or there are changes in the business environment assumed in the numbers contained in the business improvement plan, etc. formulated by the obligor, or the impact of the Covid-19 pandemic is more serious than anticipated.

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Matters of Note

(Consolidated Balance Sheets)

1.	Affiliate shares and total affiliate investments (excluding shares and investments in consolidated subsidiaries and consolidated subsidiary corporations, etc.)

2,635 million yen

2.	Below are claims as set forth in the Banking Act and Act concerning Emergency Measures for the Revitalization of Financial Functions. Under “securities” on the consolidated balance sheet, claims are booked to the accounts for corporate bonds (limited to those for which the redemption of principal or payment of interest is guaranteed in whole or in part and the issuance of corporate bonds is in the form of privately-offered securities (Article 2.3 of the Financial Instruments and Exchange Act)), loans, and foreign exchange; under “other assets” to the accounts for accrued interest, suspense payments, and liabilities for acceptances and guarantees. Claims may also include the securities (limited to loans for use and lease agreements) when loans of securities are made, as described in the notes.

Bankruptcy or reorganization claims and equivalent claims	21,901 million yen
Doubtful claims	46,786 million yen
Loans past due three months or more	650 million yen
Restructured loans	27,659 million yen
Total	96,998 million yen

“Bankruptcy or reorganization claims and equivalent claims” refers to claims against obligors in a state of business failure due to petitions, etc. for the commencement of bankruptcy procedures, commencement of reorganization procedures, or commencement of rehabilitation procedures, and other claims of a similar nature.

“Doubtful claims” refers to claims for which the obligor is not in a state of business failure, but has experienced a significant deterioration of financial position or business results such that there is high potential to be unable to collect principal and receive interest on the claim under the terms of the contract, but that do not constitute bankruptcy or reorganization claims and equivalent claims.

“Loans past due three months or more” refers to loans delinquent for a period of three months or longer from the day following the contractual payment date for principal or interest, but that do not constitute bankruptcy or reorganization claims and equivalent claims or doubtful claims.

“Restructured loans” refers to loans for which interest has been waived, an interest moratorium has been granted, a principal repayment moratorium has been granted, claims have been relinquished, or other arrangements advantageous to the obligor have been made for the purpose of supporting an obligor facing difficult economic conditions, but that do not constitute bankruptcy or reorganization claims and equivalent claims, doubtful claims, or loans past due three months or more.

The amounts for these claims are prior to deduction of the allowance for doubtful accounts.

(Changes in Presentation Methods)

In conjunction with the entering into effect of the “Cabinet Ordnance Partially Amending the Enforcement Orders to the Banking Law, etc.” (Cabinet Ordinance No. 3 of January 24, 2020) on March 31, 2022, categories etc. for “risk-monitored loans” under the Banking Act are presented in accordance with the disclosed claim categories, etc. under the Act concerning Emergency Measures for the Revitalization of Financial Functions.

3.	Bill discounts are treated as financial transactions under Industry-Specific Committee Practical Guidelines No. 24. As a result, accepted commercial bills and purchased foreign exchange have rights enabling disposition at will by means of sale or (re-) collateralization. The face value of these instruments is 15,479 million yen.

4.	The amount reported on the consolidated balance sheet for loan participations is 1,341 million yen as the participation principal treated as a loan to the original obligor under “Treatment and Indication of Loan Participations” (Report of the Accounting Systems Committee of the Japanese Institute of Certified Public Accountants No. 3, November 28, 2014).

5.	Below are assets furnished as security.

Assets furnished as collateral

Securities	1,225,738 million yen
Loans	523,614 million yen
Other assets	73 million yen

Obligations corresponding to security assets

Borrowings	656,830 million yen
Security accepted for bond lending transactions	588,355 million yen
Short gensaki account	191,006 million yen
Deposits	32,234 million yen

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In addition to the above, the Bank furnishes 21,436 million yen in securities, 99 million yen in trading securities, and 25 million yen in other assets under its Bank of Japan current account overdraft contract, or as security for foreign exchange, etc. transactions or margin, etc. for futures transactions.

“Other assets” includes 40,716 million yen in cash collateral paid for financial instruments, 1,387 million yen in initial margins of futures markets assets, 793 million yen in guarantees, and 53,928 million yen in margins deposited with central clearinghouses.

6.	Current account overdraft contracts and commitment line agreements for loans, etc. are contracts under which the Bank promises to lend funds up to a predetermined ceiling when the customer requests execution of the loan, provided that the terms of the contract have not been breached. The undrawn loan amount under these contracts is 1,613,796 million yen. Within this, loans for which the term of the original agreement is less than one year or that can be unconditionally canceled at any time are 1,484,842 million yen.

Most of these contracts expire without loans being executed, and the undrawn loan amount itself does not necessarily impact the future cash flows of the Bank or its consolidated subsidiaries and subsidiary corporations, etc. Most of these contracts contain clauses allowing the Bank and its consolidated subsidiaries and subsidiary corporations, etc. to decline loan applications or reduce contract lending ceilings in the event of changes in financial circumstances or when necessary for the preservation of claims or other justifiable causes. At the time contracts are executed, the Bank demands security in the form of real property or securities, etc. as necessary, and thereafter regularly monitors business conditions, etc. at the customer based on predetermined internal procedures, revising contracts as necessary, and taking measures, etc. to preserve claims.

7. Accumulated depreciation of tangible fixed assets	81,304 million yen

8. Tangible fixed asset reduction entries	4,981 million yen

9.	Corporate bonds within “securities” include 101,798 million yen in guarantee obligations for corporate bonds in the form of privately-offered securities (Article 2.3 of the Financial Instruments and Exchange Act).

10. Corporate bonds include 10,000 million yen in corporate bonds with subordination clauses.

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(Consolidated Statements of Income)

1.	“Other ordinary expenses” includes 1 million yen in write-offs of shares, etc.

2.	For the consolidated accounting year under review, impairment losses were booked for the following asset groups.
(a)	Within Okayama Prefecture
Use	Sales offices, etc.		10 locations
	Idle assets		3 locations
Category	Land and buildings etc.
Impairment loss	309	million yen

(b)	Outside Okayama Prefecture
Use	Sales offices, etc.		3 locations
	Idle assets		3 locations
Category	Land and buildings etc.
Impairment loss	195	million yen

For these sales offices, etc., the book value of the asset group was reduced to the recoverable value (net proceeds from sale in all cases) as a result declines in operating cash flows, and the reduction booked as an impairment loss (505 million yen) to “extraordinary losses”.

The Bank’s sales offices, etc. are grouped at the level of group offices for which ongoing balances are monitored or at the level of branch offices; assets scheduled for disposal and idle assets are grouped at the individual asset level. The head office, computer center, and welfare facilities, etc. are treated as common assets because they do not generate independent cash flows.

Consolidated subsidiaries and subsidiary corporations, etc. are primarily grouped as a single asset group for each entity.

The recoverable values of asset groups are the higher of the net proceeds from sale and value in use. If net proceeds from sale is used, the amount is based on real property assessment and valuation standards; if value in use, future cash flow is discounted at 4%.

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(Consolidated Statements of Changes in Net Assets)

1. Matters concerning classes and numbers of issued and outstanding shares and classes and numbers of treasury shares

(Unit: 1,000 shares)

	Number of shares at the beginning of the consolidated accounting year under review	Increase in shares during the consolidated accounting year under review	Decrease in shares during the consolidated accounting year under review	Number of shares end of the consolidated accounting year under review	Remarks
Issued and outstanding shares
Common shares	195,272	-	-	195,272
Total	195,272	-	-	195,272
Treasury shares
Common shares	7,213	2,307	-	9,520	Note
Total	7,213	2,307	-	9,520

Note:	The 2,307,000 increase in shares consists of 1,148,000 shares purchased by resolution of the Board of Directors on May 14, 2021, 1,158,000 shares purchased by resolution of the Board of Directors on November 12, 2021, and the remaining 0 shares purchased as fractional shares.

2. Matters concerning stock acquisition rights

Category	Breakdown of stock acquisition rights	Class of shares underlying stock acquisition rights	Number of shares underlying stock acquisition rights (shares)				Balance of end of the consolidated accounting year under review (million yen)	Remarks
			Beginning of the consolidated accounting year under review	Increase in the consolidated accounting year under review	Decline during the consolidated accounting year under review	End of the consolidated accounting year under review
The Bank	Stock acquisition rights in the form of stock options	-					256
Total		-					256

3. Matters concerning dividends

(1)	Dividend payment during the consolidated accounting year under review

(Resolution)	Class	Dividend payment (million yen)	Per-share dividend (yen)	Date of record	Effective date
June 25, 2021 Ordinary General Meeting of Shareholders	Common shares	2,256	12.00	March 31, 2021	June 28, 2021
November 12, 2021 Board of Directors	Common shares	2,149	11.50	September 30, 2021	December 7, 2021
Total	-	4,406	-	-	-

(2)	Dividend with a date of record in the consolidated accounting year under review and an effective date falling after the end of the consolidated accounting year under review

(Resolution)	Class	Dividend payment (million yen)	Dividend funding	Per-share dividend (yen)	Date of record	Effective date
June 24, 2022 Ordinary General Meeting of Shareholders	Common shares	3,064	Retained earnings	16.50	March 31, 2022	June 27, 2022

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(Financial Instruments)

1.       Matters concerning the status of financial instruments

(1)	Policies on the handling of financial instruments

The Bank’s group (the Bank and consolidated subsidiaries and subsidiary corporations, etc.) is engaged in the business of financial services, primarily banking. Banking services are at the core of group companies’ operations, and they primarily raise funds from deposits and invest funds in loans and securities investments, etc.

The Bank engages in risk hedges primarily for the purpose of hedging the risks from fluctuations in future interest rates and foreign exchange rates for the assets and liabilities it holds, and fluctuations in the prices of bonds and income so as to stabilize income, and for the purpose of providing a variety of hedging instruments to meet the needs of customers.

(2)	Description of financial instruments and their risks

The financial assets held by the Bank’s group consist primarily of loans to domestic entities, local governments, local public corporations, and individuals. Loans are categorized as discount bills, loans on bills, loans on deeds, and current account overdrafts. They are exposed to “credit risk” in the form of losses from the reduction or extinguishment of asset values as a result of deteriorating financial positions, etc. at obligors, and “interest rate risk” in the form of reductions of profit or losses due to changes in interest rates.

Securities, trading securities and monetary claims bought consist primarily of shares, bonds, foreign government bonds, and trust beneficiary rights. These instruments are primarily either held to maturity, held as pure investments, or held for the purpose of developing business. They are exposed to the “credit risk” and “interest rate risk” of the issuer, “price fluctuation risk” in the form of declining asset prices for securities, etc. and “foreign exchange risk” in the form of losses resulting from variance between actual and assumed foreign exchange rates. They are also exposed to “market liquidity risk” in the form of losses incurred as a result of market disruptions, etc. that make it impossible to trade on markets or force transactions at significantly more disadvantageous prices than normal. (*“Interest rate risk”, “price fluctuation risk”, and “foreign exchange risk” are referred to collectively as “market risk”.)

Deposits and negotiable deposits are primarily to domestic entities, local governments, local public corporations and individuals, and denominated in yen or foreign currencies. Deposits are categorized as current deposits, ordinary deposits, savings deposits, deposits at call, time deposits, separate deposits, tax reserve deposits, non-resident yen deposits, foreign currency deposits, and special account deposits. Deposits (as a means of fundraising) are exposed to “cash flow risk” and “interest rate risk” in the form of losses resulting in the mismatch of terms for loans and securities (as the investment instrument) or as a result of outflows of deposits making it difficult to secure necessary funding or requiring fund-raising at significantly higher interest rates than normal.

The derivatives trading used by the Bank consists of interest-rate-related trading (interest swap trading, interest cap trading), currency-related trading (currency swap trading, currency option trading, foreign exchange forward trading, non-deliverable forward trading), bond-related trading (bond futures trading, bond option trading), shares-related trading (shares futures trading, shares option trading), and credit derivatives trading (credit default swap trading). The Bank engages in derivatives trading primarily for the purposes of stabilizing income by hedging risks associated with fluctuations in future interest rates and foreign exchange rates for the assets and liabilities held by the Bank, and fluctuations in bond and share prices and of providing a variety of hedging instruments to meet the needs of its customers. The Bank also uses derivatives to obtain short-term spreads between buying and selling prices (for trading purposes) within predetermined position and loss limits.

Within this, derivatives trading for hedging purposes is performed in accordance with the hedging policies (reduction of interest rate risks, etc.) set forth in internal rules and regulations, and includes interest swap transactions for loans and securities and currency swap transactions for foreign-currency-denominated securities and deposits. Methods used to assess the effectiveness of hedges to offset market fluctuations include grouping loans as the hedged asset and interest swap transactions as the hedging instrument according to predetermined terms (to maturity) for assessment. Some instruments are also assessed individually. For foreign exchange fluctuation risk hedges, the effectiveness of hedges is assessed by confirming the existence of foreign currency positions as the hedging instrument corresponding to the foreign currency receivables and payables, etc. as the hedged asset for currency swap transactions and other similar hedged assets.

(3)	Risk management systems for financial instruments
1.	Credit risk management

Credit risk is the risk of losses from the reduction or extinguishment of asset (including off-balance-sheet assets) values as a result of the deterioration, etc. of the financial position of the obligor.

In line with its strength as a business, the Bank engages in transactions able to earn returns commensurate to the risks. It has a basic policy of appropriately managing those risks, and to build sound asset structures, it formulates risk valuation methods and management methods suited to the nature of the credit risks inherent in the wide variety of transactions performed by individual business units. In the “Credit Risk Management Standards” that define the frameworks and systems for credit risk management, the Bank provides for appropriate management by setting forth rules concerning specific management methods.

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In the credit risk management system, screening and management units manage the credit risks for individual deals in sales promotion units (sales offices and sales departments), and a “Compliance and Risk Management Department” independent in both organization and responsibilities from the screening and management units and sales promotion units serves as the credit risk management and control unit to provide overall management and control of credit risks. Credit auditing officers are assigned to the auditing unit and responsible for internal audits of credit risk management to create an auditing structure for credit risk management.

The specific approach to credit risk management is to use “obligor ratings” and “self-assessment”, etc. to monitor what is happening at creditor companies from a variety of angles, enabling appropriate reviews of individual deals, management of credit limits after execution, and appropriate write-offs and reserving. From the perspective of portfolio management, the Bank monitors “credit balance structure”, “credit risk quantity”, and “income after deducting ‘credit cost,’” endeavoring to strengthen credit risk controls and stabilize income.

For credit risk quantity, the Bank verifies that it is within the ceilings set forth in the credit risk management plan, performs stress tests to evaluate capital adequacy, and reports regularly on the results to the Board of Directors and other bodies.

For credit concentration risk, the Bank monitors and manages credits at the “obligor”, “sector”, and “national” levels, and reports status regularly to the Board of Directors and other bodies.

For large borrower management, the “Credit Management Committee” investigates and analyzes trends and events at large borrowers from a variety of angles, and studies measures to be taken. These findings are deliberated by the Management Committee and the results regularly reported to the Board of Directors to provide for appropriate management.

2.	Market risk management

“Market risk” refers to the risk of incurring losses due to changes in the prices of (assets and liabilities) (including off-balance-sheet) and losses due to changes in the income produced by assets and liabilities as a result of changes in market risk factors for interest rates, foreign exchange rates, shares, and other instruments.

The Bank monitors and analyzes current market risk in terms of both changes in present value and changes in interest income. Its basic policies for market risk management also require stress testing and assessments from a variety of other perspectives. For market risk management frameworks and systems, the Bank has formulated “Market Risk Management Standards” that set forth rules and regulations for specific management methods and provide for appropriate management.

The market risk management system separates market investment units (front office) and administration and management units (back office), and also establishes risk management units (middle office) to provide for mutual control.

The market risk management method defines trading limits and loss limits for trading operations that seek gains on the buying and selling of securities, etc. in market operations, managing these operations so that losses are not generated above predetermined thresholds. For banking operations (investment securities services), the Bank manages risk so as to maintain a balance between risks and returns by using ALM analysis and VaR (Value at Risk) analysis, etc. to ensure stable income over the medium and long term. For market operations, the Bank builds and enhances systems to provide dynamic management, focusing on market risk and also extending to credit risk and liquidity risk.

To manage the Bank’s overall market risks, including deposit-taking services, the Bank measures interest rate risk volumes and analyzes risks from a variety of other perspectives as well. The findings are discussed by the Risk Management Committee and ALM Committee from the perspective of comprehensive management of assets and liabilities and investigation of investment and fund-raising policies.

[Quantitative Information on Market Risk]

(Financial instruments for which quantitative analyses of market risk are used in risk management)

The Bank uses VaR to measure market risk quantity, manages ceilings, and performs stress tests, etc. to monitor, analyze, assess and manage risk from a variety of perspectives.

In this process, the Bank employs the variance-covariance approach that assumes price and interest rate fluctuations follow normal distribution, assuming an observation period of 5 years, a confidence interval of 99.9%, and a retention period of 125 business days in banking and 10 business days in trading. Among financial instruments, the Bank measures price fluctuation risk for shares (excluding unlisted equity securities), investment trusts, and other assets, it measures interest rate risk for bonds, deposits and loans, etc., and it accounts for correlations between price fluctuation risk and interest rate risk (See Note.).

Note:	In ordinary circumstances, there is generally a positive correlation between share prices and interest rates (inverse correlation between share prices and bond prices): interest rates rise (bond prices decline) as share prices rise, and conversely, interest rates decline (bond prices rise) as share prices decline. The Bank’s market risk quantity accounts for this correlation so that the value is less than the arithmetical total of price fluctuation risk and interest rate risk. During rapid changes in the market environment and other times of stress, prices may not move in line with the correlations described above. The Bank therefore supplements management with stress testing and capital allocations, etc.

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Market risk quantity as at March 31, 2022 (final date of the term under review) is as shown below.

(Unit: million yen)
Market risk quantity	161,362
Banking services	161,321
(Price fluctuation risk)	(107,050)
(Interest rate risk)	(64,830)
(Adjusted for correlation)	(-10,559)
Trading services	41

The Bank performs regular back testing comparing VaR against gain or loss to confirm the effectiveness of market risk measurements. The gain or loss measured is the gain or loss assumed to be generated if the portfolio were fixed as it was at the time of VaR measurement. Back testing results indicate that there are no problems with the market risk measurement model and measurement approaches, etc.

However, VaR is a statistically derived value based on historical price fluctuations and certain assumptions, and is unable to capture risk beyond those assumptions. To compensate for this, the Bank employs stress testing and other methods.

(Financial instruments for which quantitative analysis of market risk is used in risk management)

The Bank excludes unlisted equity securities from market risk measurement (measured as credit risk).

3.	Liquidity risk management

Liquidity risk refers to the risk of incurring losses because it is difficult to secure necessary funds or funds must be raised at significantly higher interest rates than normal due to the mismatch of terms between investment and fundraising or unexpected outflows of funds (“cash flow risk”), and to the risk of incurring losses because of the inability to conduct transactions on the market or the necessity of transacting at significantly more disadvantageous prices than normal due to market upheavals and similar events (“market liquidity risk”).

The Bank recognizes the importance cash flow administration and has a basic policy for management of cash flow risk that provides for stable cash flow administration. It also has a basic policy of managing market liquidity risk so as to fully account for market liquidity in light of market sizes, liquidity, and other characteristics of the markets for individual instruments. The Bank defines the frameworks and systems for cash flow risk management and market liquidity risk management in the “Liquidity Risk Management Standards”, and has formulated rules and regulations for specific management methods to provide for appropriate management.

The liquidity risk management system establishes the “cash flow management units” responsible for actual cash flow and the “cash flow risk management units” responsible for monitoring cash flow as separate organizations to provide for strict management of cash flow risks.

In liquidity risk management, cash flow management units focus on daily cash flows from operations, primarily market operations, and endeavor to restrain cash flow risks. Cash flow risk management units formulate policies for the holding of highly liquid assets, establish market fundraising and investment ceilings, and formulate other policies for the management of cash flow risk, and the cash flow management units monitor for problems in cash flow.

Deposits account for a large majority of the Bank’s fundraising, and cash flows from deposits are stable, but the Bank also uses a variety of other fundraising means, including market fundraising that leverages its securities holdings, to provide for unforeseen circumstances. Most foreign currency fundraising is from the market, and the Bank uses stress tests to verify that cash flow is possible even assuming that deterioration in the foreign currency fundraising environment makes it difficult to raise those funds again on the market. It also sets a foreign currency stability ratio to maintain the medium and long-term stability of the foreign currency balance sheet. The Bank monitors a variety of yen and foreign currency metrics and has frameworks to study and implement responses based on those metrics in reaction to changes in the environment.

(4)	Supplementary explanation of the valuation at market price of financial instruments

Financial instrument market values include prices that are based on market prices and prices that are reasonably calculated when market prices are not available. Certain assumptions are used in the calculation of these prices, and actual prices may differ according to the assumptions used.

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2.       Matters concerning valuation at market price of financial instruments

Amounts booked to the consolidated balance sheet, market values, and variances as at March 31, 2022 are shown below. Note that shares, etc. without market prices and partnership investments are not included in the following table (see Note 1). Notes are omitted because cash deposits entrusted and security accepted in bond lending are settled in short periods of time and have market values that approximate book values.

(Unit: million yen)

	Amount booked to the consolidated balance sheet	Market value	Variance
(1) Trading securities	2,834	2,834	-
(2) Money trusts	27,600	27,600	-
(3) Securities
Bonds held to maturity	11,398	11,542	144
Other securities	2,473,788	2,473,788	-
(4) Loans	5,259,190
Allowance for doubtful accounts (*1)	50,987
	5,208,202	5,250,461	42,259
Total assets	7,723,823	7,766,226	42,403
(1) Deposits	7,650,506	7,650,761	255
(2) Negotiable deposits	211,167	211,173	6
(3) Borrowings	674,134	674,169	35
Total liabilities	8,535,808	8,536,105	296
Derivatives transactions (*2)
Instruments for which hedge accounting not applied	(40,726)	(40,726)	-
Instruments for which hedge accounting is applied (*3)	(872)	(872)	-
Total derivatives transactions	(41,599)	(41,599)	-

(*)	Items for which amounts booked to the consolidated balance sheet have little importance are omitted from presentation.
(*1)	General reserves against default and individual allowances for doubtful accounts corresponding to loans are booked.
(*2)	Net claims and obligations generated by derivatives transactions are presented, and items for total net obligations are presented in parentheses.
(*3)	These are interest swaps, etc. that are designated as hedging instruments to fix the cash flows from the loans, etc. that are the hedged assets. Deferred hedges are primarily applied. In relation to these hedges, the Bank applies “Treatment of Hedge Accounting for Financial Instruments Referencing LIBOR” (Accounting Standards Board Practical Report No. 40, March 17, 2022).

Note 1: Below are the amounts booked to the consolidated balance sheet for shares, etc. without market prices and for partnership investments. These values are not included under “other securities” for financial instrument market value information.

(Unit: million yen)

Category	Amount booked to the consolidated balance sheet
1 Unlisted equity securities (*1) (*2)	4,023
2 Investment partnership investments (*3)	15,715
3 Privately-offered investment trusts (*3)	795
4 Foreign-currency-denominated foreign shares (*1)	0
Total	20,535

(*1)	Unlisted equity securities are not subject to disclosure of market values under Paragraph 5 of “Application Guidelines for Disclosure of Market Values, etc. of Financial Instruments” (Corporate Accounting Standard Application Guideline No. 19, March 31, 2020).
(*2)	The impairment treatment for the consolidated accounting year under review is 1 million yen for unlisted equity securities.
(*3)	Partnership investments are not subject to disclosure of market values under Paragraph 27 of “Application Guidelines for Accounting Standard for Fair Value Measurement” (Corporate Accounting Standard Application Guideline No. 31, July 4, 2019).

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Note 2: Expected redemption value after the consolidated settlement date for monetary claims and securities with maturities

(Unit: million yen)

	1 year or less	More than 1 year and up to 3 years	More than 3 years and up to 5 years	More than 5 years and up to 7 years	More than 7 years and up to 10 years	More than 10 years
Securities
Bonds held to maturity	-	10,501	897	-	-	-
Instruments among other securities that have maturities	197,714	284,896	249,652	187,827	262,790	997,145
Loans (*1)	1,377,755	1,061,628	729,145	462,804	499,004	1,033,842
Total	1,575,469	1,357,026	979,694	650,632	761,794	2,030,988

(*1)	Loans do not include 68,238 million yen in instruments for which redemption values cannot be estimated and 26,770 million yen for instruments that have no set maturity. These are primarily claims etc. against bankrupt debtors, effectively bankrupt debtors, and potentially bankrupt debtors.

Note 3: Expected repayment after the consolidated settlement date of deposits, negotiable deposits and borrowings

(Unit: million yen)

	1 year or less	More than 1 year and up to 3 years	More than 3 years and up to 5 years	More than 5 years and up to 7 years	More than 7 years and up to 10 years	More than 10 years
Deposits (*)	7,401,093	204,876	43,537	223	775	-
Negotiable deposits	210,705	462	-	-	-	-
Borrowings	661,811	7,252	3,312	669	537	550
Total	8,273,611	212,590	46,850	893	1,312	550

(*)	Within deposits, amounts disclosed for at-call deposits include instruments maturing in “1 year or less”.

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3.       Matters concerning breakdowns, etc. of financial instruments by market value level

Financial instrument market values are categorized in the following three levels according to the observability and importance of the inputs used to calculate market values.

Level 1 market values: Among inputs for calculations of observable market values, this refers to market values calculated from the market prices of assets and liabilities when these values are calculated based on market values formed in active markets

Level 2 market values: Among inputs for observable market values, this refers to market values calculated using inputs for calculations of market values other than Level 1 inputs

Level 3 market values: Market values calculated using inputs for calculation of unobservable market values

When multiple inputs with a material impact on market value calculations are used, market values are categorized according to the lowest level of priority in market value calculations among the levels of the individual inputs.

(1)	Financial instruments booked to the consolidated balance sheet at market values

Consolidated accounting year under review (March 31, 2022)

(Unit: million yen)

Category	Market value
	Level 1	Level 2	Level 3	Total
Money trusts	-	23,000	-	23,000
Trading securities and securities
Trading securities
Government bonds and local government bonds, etc.	324	2,510	-	2,834
Other securities (*1)
Shares	123,589	-	-	123,589
Government bonds	672,055	11,295	-	683,351
Local government bonds	-	754,802	-	754,802
Corporate bonds	-	209,589	103,581	313,171
Other	121,682	264,531	9,267	395,481
Total assets	917,651	1,265,728	112,849	2,296,229
Derivatives transactions (*2)
Interest-rate-related	-	(578)	-	(578)
Currency-related	-	(41,026)	-	(41,026)
Bond-related	5	-	-	5
Total derivatives transactions	5	(41,604)	-	(41,599)
(*1)	The table above does not include investment trusts for which the transitional measures in Paragraph 26 of the “Application Guidelines for Accounting Standard for Fair Value Measurement” (Corporate Accounting Standard Application Guideline No. 31, July 4, 2019) are applied. The amount of these investment trusts on the consolidated balance sheet is 203,392 million yen.
(*2)	Net claims and obligations generated by derivatives transactions are presented, and items for total net obligations are presented in parentheses.

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(2)	Financial instruments other than financial instruments booked to the consolidated balance sheet at market values

Consolidated accounting year under review (March 31, 2022)

(Unit: million yen)

Category	Market value
	Level 1	Level 2	Level 3	Total
Money trusts	-	-	4,600	4,600
Securities
Bonds held to maturity
Government bonds	11,542	-	-	11,542
Loans	-	-	5,250,461	5,250,461
Total assets	11,398	-	5,255,061	5,266,460
Deposits	-	7,650,761	-	7,650,761
Negotiable deposits	-	211,173	-	211,173
Borrowings	-	656,830	17,338	674,169
Total liabilities	-	8,518,766	17,338	8,536,105

Note 1: Explanation of valuation techniques and inputs used in market value calculations

Assets

Money trusts

Money trusts in principle use market values that are the prices of the securities constituting trust assets and calculated using the same method as for “securities”. They are categorized as Level 2 or Level 3 market values according to the levels of their components.

Matters of note concerning money trusts for individual purposes of holding are described in “(Money Trusts)”.

Trading securities and securities

Trading securities and securities are categorized as Level 1 market values if unadjusted market prices on active markets can be used. This includes listed equities and government bonds primarily.

Instruments are categorized as Level 2 market values if there are published prices but markets are not active. This primarily includes local government bonds and corporate bonds.

For privately-placed bonds, market values are the price calculated by discounting total future cash flow by an interest rate found by adding a credit spread for the relevant internal ratings category to the risk-free rate. They are categorized as Level 3 market values.

In other cases when market prices are not available, market values are calculated using the present value of future cash flow or other similar valuation techniques. In valuation, maximum use is made of observable inputs, and inputs may include swap rates, credit spreads, interest-rate volatility, and other factors. If important unobservable inputs are used in calculations, instruments are categorized as Level 3 market values.

Loans

Among loans, book values are deemed to be market values for “discount bills”, “loans on bills”, and “current account overdrafts” because contract periods are short and market values are assumed to approximate book values.

For “loans on deeds”, future cash flows generated by individual transactions are estimated and present values calculated. The discount rate used for loans to businesses, local governments and local public corporations is the risk-free rate plus a credit risk factor for the relevant internal ratings category. For loans to individuals, the new lending rate as at the consolidated settlement date is used. When estimates of future cash flow include floating interest, the next interest rate adjustment date is deemed to be the maturity to reflect short-term market interest rates.

Loans to bankrupt debtors, effectively bankrupt debtors, and potentially bankrupt debtors are calculated using the estimated default based on the estimated collectible amount from security and guarantees. The market value is therefore assumed to approximate the amount found by deducting the amount booked to the allowance for doubtful accounts from the amount reported as claims, etc. on the consolidated balance sheet on the consolidated settlement date. This price is therefore used as the market value.

Unobservable inputs are important in the calculation of these market values, and they are therefore categorized as Level 3 market values.

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Liabilities

Deposits and negotiable deposits

Among deposits, the at-call amount on the consolidated settlement date (book value) is deemed to be the market value for “current deposits”, “ordinary deposits”, and other “demand deposits”.

The future cash flows from “time deposits” and “negotiable deposits” are grouped by instrument, and the present value is calculated by discounting by the new deposit interest rate as at consolidated settlement date. This market value is categorized as a Level 2 market value.

Borrowings

Among borrowings, those with floating interest that reflect short-term market interest rates or that do not significantly change the credit status of the Bank or its consolidated subsidiaries after execution are considered to have market values that approximate book values, and book values are therefore used as market values.

Those with fixed interest rates are categorized according to term and present values are calculated discounting for the interest rate that would be applied for new fundraising of the same total principal and interest as the borrowings. For those with short contract terms (1 year or less), market values approximate book values and book values are therefore used as market values.

In the calculation of these market values, if unobservable inputs have a material impact, market values are categorized as Level 3; otherwise, market values are categorized as Level 2.

Derivatives transactions

For derivatives transactions, instruments for which unadjusted market prices on active markets can be used are categorized as Level 1 market values. This includes bond futures transactions and interest rate futures transactions primarily.

However, the majority of derivatives transactions are over-the-counter and do not have publicly quoted market prices. Market values are therefore calculated using the present value approach or Black Scholes model, etc. according to the type of transaction and term to maturity. The primary inputs used in these valuation approaches are interest rates, foreign exchange rates, and volatility, etc. Prices are adjusted for counterparty credit risk and the Bank’s own credit risk. These instruments are categorized as Level 2 market values if unobservable inputs are not used or if they do not have material impact. They include plain-vanilla interest swap transactions and foreign exchange forward transactions.

Note 2: Information on Level 3 market values among financial assets and financial liabilities for which the amounts booked to the consolidated balance sheet are market values

(1)	Quantitative information on important unobservable inputs

Consolidated accounting year under review (March 31, 2022)

Category	Valuation approach	Important unobservable inputs	Scope of inputs	Input weighted average
Securities
Corporate bonds
Privately-placed bonds	Discounted present value approach	Credit spread	0.028%–4.963%	0.215%

(2)	Adjustment table from the balance at beginning of year to the year-end balance, valuation gains and losses recognized in current gain or loss

Consolidated accounting year under review (March 31, 2022)

(Unit: million yen)

	Balance at beginning of year	Current gain or loss or other comprehensive income		Net value of purchase, sale, issuance, or settlement	Transfer to Level 3 market value	Transfer from Level 3 market value	Year-end balance	Valuation gains and losses of financial assets and financial liabilities held on the date of the consolidated balance sheet within the amount booked to current gain or loss for the period
		Booked to gain or loss (*1)	Booked to other comprehensive income
Trading securities and securities
Other securities
Corporate bonds	104,079	-132	-169	-195	-	-	103,581	-
Other	9,318	-	108	-158	-	-	9,267	-
(*1)	Included in “other ordinary expenses” on the consolidated statements of income.

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(3)	Explanation of the process of market value valuation

The Bank’s back-office units formulate policies and procedures for market value calculation. Middle office units confirm the rationality of inputs and calculation results based on market value policies and procedures. Back office units determine the market value level based on confirmation findings. If market prices obtained from third parties are used as market values, the rationality of the price is validated by confirming the valuation approaches and inputs used, and the appropriateness of methods in comparison with the market values of similar financial instruments.

(4)	Explanation of the impact on market value if important unobservable inputs are changed

Credit spread

Among corporate bonds, credit spread is an important unobservable input used to calculate the market values of privately-placed bonds and is estimated for each category based on the Bank’s internal ratings. A significant increase (or decrease) in the credit spread will significantly decrease (or increase) the market value.

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(Securities)

In addition to “securities” on the consolidated balance sheet, this includes “trading securities” and trust beneficiary rights among “monetary claims bought”.

1.	Trading securities (as at March 31, 2022)

Valuation difference included in gains or losses for the consolidated accounting year under review (million yen)
Trading securities	-16

2.	Bonds held to maturity (as at March 31, 2022)

	Category	Amount booked to the consolidated balance sheet (million yen)	Market value (million yen)	Variance (million yen)
Market value in excess of the amount booked to the consolidated balance sheet	Government bonds	11,398	11,542	144
	Subtotal	11,398	11,542	144
Total		11,398	11,542	144

3.	Other securities (as at March 31, 2022)

	Category	Amount reported on the consolidated balance sheet (million yen)	Acquisition cost (million yen)	Variance (million yen)
Amount reported on the consolidated balance sheet exceeds of the acquisition cost	Shares	111,731	52,739	58,991
	Bonds	1,015,527	1,001,114	14,412
	Government bonds	477,108	466,690	10,417
	Local government bonds	373,108	370,058	3,050
	Corporate bonds	165,309	164,365	944
	Other	275,641	222,522	53,118
	Foreign securities	131,488	129,547	1,941
	Other	144,152	92,975	51,176
	Subtotal	1,402,899	1,276,376	126,522
Amount reported on the consolidated balance sheet does not exceed acquisition cost	Shares	11,858	14,091	-2,233
	Bonds	735,797	746,328	-10,531
	Government bonds	206,242	212,392	-6,149
	Local government bonds	381,693	385,206	-3,513
	Corporate bonds	147,861	148,729	-868
	Other	328,240	344,387	-16,146
	Foreign securities	272,470	285,889	-13,419
	Other	55,770	58,497	-2,727
	Subtotal	1,075,895	1,104,807	-28,911
Total		2,478,795	2,381,183	97,611

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4.	Other securities sold during the consolidated accounting year under review (from April 1, 2021 to March 31, 2022)

	Sales value (million yen)	Total proceeds on sale (million yen)	Total losses on sale (million yen)
Shares	40,273	6,039	2,752
Bonds	280,291	5,487	3,248
Government bonds	272,773	5,467	3,248
Local government bonds	7,122	18	-
Corporate bonds	395	1	-
Other	478,396	7,674	10,121
Foreign securities	441,082	4,122	9,826
Other	37,314	3,551	294
Total	798,961	19,200	16,122

5.	Securities subject to impairment treatment

For securities other than trading securities (excluding shares, etc. without market prices and partnership investments), securities for which the market value is significantly below the acquisition cost and for which there is no expectation of market value recovering to the acquisition cost, the amount booked to the consolidated balance sheet is the market value, and the valuation difference is treated as a loss for the consolidated accounting year under review (“impairment treatment” hereinafter).

The impairment treatment for the consolidated accounting year under review is 132 million yen for corporate bonds.

Note that impairment treatment was performed for all issues for which market value had declined by 50% or more at the end of the period. For issues declining 30% or more but less than 50%, impairment treatment was performed if the issue was deemed to have little possibility of recovery in light of price trends, etc. over the previous year.

(Money Trusts)

1.       Money trusts for investment purposes (as at March 31, 2022)

	Amount reported on the consolidated balance sheet (million yen)	Valuation difference included in gain or loss for the consolidated accounting year under review (million yen)
Investment money trusts	23,000	-

2.       Other money trusts (excluding those held for investment purposes and those held to maturity) (as at March 31, 2022)

	Amount reported on the consolidated balance sheet (million yen)	Acquisition cost (million yen)	Variance (million yen)	Of which, instruments for which the amount reported on the consolidated balance sheet exceeds the acquisition cost (million yen)	Of which, instruments for which the amount reported on the consolidated balance sheet does not exceed the acquisition cost (million yen)
Other money trusts	4,600	4,600	-	-	-

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(Stock Options, etc.)

1.       Expenses booked for stock options during the consolidated accounting year under review and accounts to which booked

Operating expenses	39 million yen

2.       Description of stock options granted during the consolidated accounting year under review

2021 stock options
Categories and numbers of persons receiving grants	Directors of the Bank (excluding directors who are Auditing and Supervisory Committee members and outside directors): 8
Number of stock options granted by class of shares (Note 1)	54,000 shares of common shares
Grant date	July 29, 2021
Conditions on finalization of rights	Not applicable.
Relevant terms of service	Not applicable.
Rights exercise period (Note 2)	From July 30, 2021 to July 29, 2051
Strike price (Note 3)	1 yen
Measured fair unit price on the grant date (Note 3)	728 yen

Note 1: Stated as converted to number of shares.

Note 2: Stock acquisition rights holders may only exercise stock acquisition rights during a period of 10 days from the day following the day on which they lose their position as a director of Chugoku Bank Ltd.

Note 3: Stated as converted to per share numbers.

(Recognition of Income)

Below is information on the breakdown of income generated from contracts with customers.

(Unit: million yen)

Category	Consolidated accounting year under review (from April 1, 2021 to March 31, 2022)
Ordinary income (Note 1)	128,565
Of which, income from service transactions, etc. (Note 2)	19,249
Deposit and lending services	6,514
Foreign exchange services	5,182
Securities-related services	2,866
Agency services	1,664
Custodian and safe deposit box services	153
Guarantee services	452
Other services	2,415
Ordinary income from contracts with customers	20,780
Other ordinary income (Note 1)	107,785
Total ordinary income (Note 1)	128,565

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Note 1: Includes income based on Corporate Accounting Standard No. 10 “Accounting Standards concerning Financial Instruments” and Corporate Accounting Standard No. 13 “Accounting Standards concerning Lease Transactions”.

Note 2: Includes income based on Corporate Accounting Standard No. 10 “Accounting Standards concerning Financial Instruments”.

(Per-share Information)

Net assets per share	2,972.57 yen
Net income per share attributable to owners of parent	98.43 yen
Net income per share attributable to owners of parent adjusted for potential shares	98.30 yen

End of document

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